                                                                    Exhibit 99.1


================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                 OPENTV CORP.,

                             ACTV MERGER SUB, INC.

                                      and

                                   ACTV, INC.


                         Dated as of September 26, 2002


================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS AND CONSTRUCTION............................................................................1

   1.1     Certain Definitions....................................................................................1
   1.2     Additional Definitions.................................................................................8
   1.3     Terms Generally.......................................................................................10

ARTICLE II THE MERGER AND RELATED MATTERS........................................................................11

   2.1     The Merger............................................................................................11
   2.2     Closing...............................................................................................12
   2.3     Conversion of Securities..............................................................................12
   2.4     Exchange of Shares....................................................................................13
   2.5     Dissenting Shares.....................................................................................16
   2.6     Changes in Class A Parent Stock.......................................................................16

ARTICLE III CERTAIN ACTIONS......................................................................................16

   3.1     Stockholders Meetings.................................................................................16
   3.2     Proxy Statements and Other Commission Filings.........................................................17
   3.3     Identification of Rule 145 Affiliates.................................................................19
   3.4     State Takeover Statutes...............................................................................19
   3.5     Reasonable Best Efforts...............................................................................19
   3.6     Employee Matters......................................................................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................21

   4.1     Organization and Qualification........................................................................21
   4.2     Authorization and Validity of Agreement...............................................................21
   4.3     Capitalization........................................................................................22
   4.4     Reports and Financial Statements......................................................................24
   4.5     No Approvals or Notices Required; No Conflict with Instruments........................................25
   4.6     Subsidiaries and Affiliates; Investment Securities....................................................26
   4.7     Absence of Certain Changes or Events..................................................................29
   4.8     Registration Statement; Proxy Statements..............................................................29
   4.9     Legal Proceedings.....................................................................................30
   4.10    Licenses; Compliance with Regulatory Requirements.....................................................30
   4.11    Brokers or Finders....................................................................................31
   4.12    Tax Matters...........................................................................................32
   4.13    Employee Matters......................................................................................34
   4.14    Fairness Opinion......................................................................................36
   4.15    Recommendation of the Company Board...................................................................36
   4.16    Vote Required.........................................................................................36
   4.17    Patents, Trademarks and Other Rights..................................................................36
   4.18    Certain Agreements, Affiliate Transactions and Insurance..............................................42
   4.19    No Investment Company.................................................................................44
   4.20    Takeover Statutes.....................................................................................44
   4.21    Rights Agreement......................................................................................45
   4.22    Provided Information..................................................................................45
   4.23    Documents Delivered...................................................................................45

                                                                                                               Page
                                                                                                               ----
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................45

   5.1     Organization and Qualification........................................................................45
   5.2     Authorization and Validity of Agreement...............................................................46
   5.3     Capitalization........................................................................................46
   5.4     No Approvals or Notices Required; No Conflict with Instruments........................................47
   5.5     Registration Statement; Parent Proxy Statement........................................................48
   5.6     Report and Financial Statements.......................................................................48
   5.7     Absence of Certain Changes or Events..................................................................48
   5.8     Brokers or Finders....................................................................................48
   5.9     Recommendation of the Parent Board....................................................................49

ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS...................................................................49

   6.1     Access to Information Concerning Properties and Records...............................................49
   6.2     Confidentiality.......................................................................................49
   6.3     Public Announcements..................................................................................50
   6.4     Conduct of the Company's Business Pending the Effective Time..........................................51
   6.5     No Solicitation.......................................................................................54
   6.6     Expenses..............................................................................................56
   6.7     Actions by Merger Sub.................................................................................56
   6.8     Listing...............................................................................................56
   6.9     Defense of Litigation.................................................................................57
   6.10    Indemnification of Directors and Officers.............................................................57
   6.11    Parent Warrant........................................................................................58
   6.12    Liability Insurance...................................................................................58
   6.13    Actions With Respect to MOSI..........................................................................59

ARTICLE VII CONDITIONS PRECEDENT.................................................................................59

   7.1     Conditions Precedent to the Obligations of Parent, Merger Sub and the Company.........................59
   7.2     Conditions Precedent to the Obligations of Parent and Merger Sub......................................60
   7.3     Conditions Precedent to the Obligations of the Company................................................62

ARTICLE VIII TERMINATION.........................................................................................63

   8.1     Termination by Mutual Consent.........................................................................63
   8.2     Termination by Either Parent or the Company...........................................................63
   8.3     Termination by the Company............................................................................63
   8.4     Termination by Parent.................................................................................64
   8.5     Effect of Termination and Abandonment.................................................................64

                                                                                                               Page
                                                                                                               ----
ARTICLE IX MISCELLANEOUS.........................................................................................66

   9.1     No Waiver or Survival of Representations, Warranties, Covenants and Agreements........................66
   9.2     Notices...............................................................................................66
   9.3     Entire Agreement......................................................................................67
   9.4     Assignment; Binding Effect; Benefit...................................................................67
   9.5     Amendment.............................................................................................67
   9.6     Extension; Waiver.....................................................................................68
   9.7     Headings..............................................................................................68
   9.8     Counterparts..........................................................................................68
   9.9     Governing Law and Venue; Waiver of Jury Trial.........................................................68
   9.10    Joint Participation in Drafting this Agreement........................................................69
   9.11    Severability..........................................................................................69
   9.12    Enforcement...........................................................................................69


EXHIBITS
Exhibit 2.1(a)             Form of Certificate of Merger
Exhibit 3.3                Form of Affiliate Agreement
Exhibit 6.13               MOSI Agreement
Exhibit 7.2(j)             Employment Agreement Matters

SCHEDULES
Company Disclosure Letter
Parent Disclosure Schedule
6.13                       MOSI Agreement Signatories
7.2(c)                     Certain Officers

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 26th day of September, 2002, by and among OpenTV Corp., a company organized under the laws of the British Virgin Islands ("Parent"), ACTV Merger Sub, Inc., a Delaware corporation ("Merger Sub") and ACTV, Inc., a Delaware corporation (the "Company").

         WHEREAS, the parties are entering into this Agreement to provide for the terms and conditions upon which the Company will be acquired by Parent by means of a merger of Merger Sub, a newly formed, direct wholly owned Subsidiary of Parent, with and into the Company (the "Merger"); and

         WHEREAS, pursuant and subject to the terms and conditions of this Agreement, in the Merger, all of the issued and outstanding shares of the Common Stock, par value $0.10 per share, of the Company ("Company Common Stock"), will be converted into the right to receive $1.65 per share, payable in a number of shares of the Class A Ordinary Shares, no par value, of Parent ("Class A Parent Stock") determined as provided herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

                  "ADCO" shall mean Digital ADCO, Inc., a Delaware corporation.

                  "Adjusted Class A Parent Stock Value" shall mean the greater of (i) the Floor Value and (ii) the average of the last sale prices (or, if on any day no sale price is reported, the average of the high bid and low ask prices on such day) of a share of Class A Parent Stock on the Relevant Market on each of the five consecutive trading days immediately preceding the third trading day prior to the Closing Date; provided; however that the Adjusted Class A Parent Stock Value shall in no event exceed the Ceiling Value.

                  An "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any of its Affiliates shall be deemed to be an Affiliate of Parent, any Controlling Party of Parent or any of their respective Affiliates, and none of Parent, any Controlling Party of Parent nor any of their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its other Affiliates.

                  "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

                  "Alternative Proposal" shall mean (A) any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally), other than as contemplated by this Agreement or otherwise proposed by Parent or its Affiliates, regarding (i) a merger, consolidation, tender offer, share exchange or other business combination or similar transaction involving the Company or any of its Subsidiaries, (ii) the issuance by the Company or any of its Subsidiaries of any equity interest in or any voting securities of the Company or such Subsidiary which constitutes 10% or more of the total of such equity interests or voting securities of the Company or such Subsidiary, (iii) the acquisition in any manner, directly or indirectly, of 10% or more of the assets of the Company or any of its Subsidiaries, (iv) the acquisition by any Person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the Company (or, in the case of an arbitrage or similar investor with no intention of acquiring a controlling interest in the Company, 15% or more), (v) any transaction the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or (vi) an Intellectual Property Transaction; or (B) the occurrence of any of the transactions described in clauses (i) - (vi) of (A) above or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Ceiling Value" shall mean $6.05, subject to Section 2.06.

                  "Change of Control" shall mean any (i) change in the direct or indirect record or beneficial ownership of any of the equity securities of the Company or any of its Subsidiaries, (ii) merger, consolidation, statutory share exchange or other transaction involving the Company or any of its Subsidiaries or (iii) change in the composition of the board of directors or other governing body of the Company or any of its Subsidiaries.

                  "Change of Control Covenant" shall mean any covenant, agreement or other provision pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Restriction or give any Person the right to obtain any Restriction on any capital stock or other securities or ownership interests pursuant to, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which the Company or any of its Subsidiaries is or becomes a party or to which the Company or any of its Subsidiaries or any of their respective assets are or become subject or bound.

                  "Class A Parent Stock Value" shall mean the average of the last sale prices (or, if on any day no sale price is reported, the average of the quoted high bid and low ask prices on such day) of a share of Class A Parent Stock on the Relevant Market on each of the five consecutive trading days immediately preceding the third trading day prior to the Closing Date.

                  "Class B Parent Stock" shall mean the Class B Ordinary Shares, no par value, of Parent.

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.2.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the Securities and Exchange Commission and the staff of the Securities and Exchange Commission.

                  "Company Disclosure Letter" shall mean the disclosure letter, dated as of the date of this Agreement, delivered by the Company to Parent.

                  "Company Material Adverse Effect" shall mean (A) a Material Adverse Effect (i) on the Company and its Subsidiaries taken as a whole, (ii) on MOSI, (iii) on ADCO, or (iv) following the Merger, on the Surviving Entity and its Subsidiaries taken as a whole, on Parent and its Subsidiaries taken as a whole, or on a Controlling Party of Parent and its Subsidiaries (including Parent but excluding the Surviving Entity and its Subsidiaries) taken as a whole, or (B) a material adverse effect on the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement; it being acknowledged that any adverse effect of $1,500,000 or more on the Company or any of its Subsidiaries shall in any event be deemed a Company Material Adverse Effect.

                  "Company Plan Stock Option" shall mean any outstanding option to purchase shares of Company Common Stock issued by the Company pursuant to the Company Stock Plans.

                  "Company Stock Plans" shall mean the following: (i) the ACTV, Inc. 2001 Stock Incentive Plan, (ii) the ACTV, Inc. 2000 Stock Incentive Plan,
(iii) ACTV, Inc. 1999 Stock Incentive Plan, (iv) the ACTV, Inc. 1998 Stock Option Plan, (v) the ACTV, Inc. 1996 Stock Option Plan, (vi) the 1989 ACTV, Inc. Employees' Incentive Stock Option Plan or (vii) the 1989 ACTV, Inc. Employees' Nonqualified Stock Option Plan.

                  "Contract" shall mean any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment, arrangement or concession of any nature whatsoever, oral or written.

                  "Control" (including the terms "controlling," "controlled by" and "under common control with") shall have the meaning given to such term in Rule 405 under the Securities Act.

                  A "Controlling Party" of any Person shall mean any other Person which, directly or indirectly, Controls such Person.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in Section 2.1(a).

                  An "Equity Affiliate" of any Person shall mean any other Person in which the first Person directly or indirectly through a Subsidiary owns an investment accounted for by the equity method within the meaning of GAAP.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

                  "Floor Value" shall mean $2.25, subject to Section 2.6.

                  "GAAP" shall mean generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

                  "Governmental Entity" shall mean any court, arbitrator, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

                  "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

                  "HyperTV" shall mean HyperTV Networks, Inc., a Delaware corporation.

                  "Indebtedness" shall mean, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company)
(A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding accounts payable) or
(E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; and (ii) every liability of others of the kind described in the preceding clause (i) that such Person has guaranteed or which is otherwise its legal liability.

                  "Intellectual Property" shall mean all domestic or foreign rights in, to and concerning: (i) inventions and discoveries (whether patented, patentable or unpatentable and whether or not reduced to practice), including ideas, research and techniques, technical designs, and specifications (written or otherwise), improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, inventor's certificates, and patent disclosures, together with divisions, continuations, continuations-in-part, revisions, reissuances and reexaminations thereof; (ii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, trade dress, logos, symbols, trade names, assumed names, fictitious names, corporate names and other indications or indicia of origin, including translations, adaptations, derivations, modifications, combinations and renewals thereof; (iii) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of data or information), copyrights therein and thereto, moral rights, and rights equivalent thereto, including but not limited to, the rights of attribution, assignation and integrity; (iv) trade secrets, confidential and/or proprietary information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, schematics, designs, discoveries, drawings, prototypes, specifications, hardware configurations, customer and supplier lists, financial information, pricing and cost information, financial projections, and business and marketing methods plans and proposals), collectively "Trade Secrets"; (v) computer software, including programs, applications, source and object code, data bases, data, models, algorithms, flowcharts, tables and documentation related to the foregoing; (vi) other similar tangible or intangible intellectual property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (vii) all applications to register, registrations, restorations, reversions and renewals or extensions of the foregoing; (viii) internet domain names; and (ix) all the goodwill associated with each of the foregoing and symbolized thereby; and (x) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

                  "Intellectual Property Transaction" shall mean the grant of
(i) a license, sublicense, cross-license or grant-back to any Person engaged in the interactive television business (including any hardware, software or middleware provider) of any material Intellectual Property of the Company or any of its Subsidiaries (other than grants of nonexclusive licenses of the Company's eSchool Online applications in the ordinary course of business), (ii) an assignment, an exclusive license, cross-license, sublicense or grant-back of any of the Intellectual Property of the Company or any of its Subsidiaries (other than any grant-back to Wolzien required to be made pursuant to the Wolzien Agreement) or (iii) a covenant not-to-sue, covenant-not-to-assert, release of claims or similar release to any Person regarding any Intellectual Property of the Company or any of its Subsidiaries.

                  "Legal Proceeding" shall mean any private or governmental action, suit, complaint, arbitration, mediation, legal or administrative proceeding or investigation.

                  "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Material Adverse Effect" on any Person shall mean any circumstance, change or effect that is or could reasonably be expected to be materially adverse to the business, assets, liabilities, obligations, financial condition, results of operations or prospects of such Person.

                  "Merger" shall have the meaning specified in the preamble hereto.

                  "MOSI" shall mean Media Online Services, Inc., a Delaware corporation.

                  "Parent Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered by Parent to the Company.

                  "Parent Preference Stock" shall mean the Series C Preference Shares, no par value, of Parent.

                  "Parent SEC Reports" shall mean all reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) filed by Parent with the Commission on or before the date of this Agreement.

                  "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company: (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iv) Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property not exceeding $50,000 individually, or $250,000 in the aggregate; and (v) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the value of or the Company's use or occupancy of the property affected thereby.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

                  "Relevant Market" shall mean the Nasdaq Stock Market (or, if the Class A Parent Stock is not traded on the Nasdaq Stock Market, such other securities exchange or national market system on which such stock is traded).

                  "Restriction", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results in or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in, any Person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

                  "Rights" shall mean any rights issued under the Rights Agreement.

                  "Rights Agreement" shall mean the Preferred Stock Rights Agreement, dated August 10, 2000, between the Company and Continental Stock Transfer & Trust Company, as amended through the date hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Significant Party" shall mean those Persons listed on Section
1.1 of the Company Disclosure Letter and any Affiliate of any such Person.

                  "Significant Party Contract" shall mean any Contract between the Company and/or any of its Subsidiaries on the one hand, and any Significant Party, on the other hand.

                  "Significant Stockholder" shall mean any Person known to the Company to be the beneficial owner of 5% or more of the outstanding shares of Company Common Stock other than Parent or any of its Affiliates.

                  "Specified Contract" shall mean (i) any Significant Party Contract, (ii) any Company Investment Agreement, and (iii) any Contract of the type described in clauses (iv) and (v) of Section 4.17(a), clauses (vi), (ix),
(x) and (xii) of Section 4.18(a) or in Section 4.18(b).

                  "Subsidiary," when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. For purposes of this Agreement, MOSI, ADCO, and their respective Subsidiaries shall each be deemed Subsidiaries of the Company regardless of whether they would otherwise be considered a Subsidiary of the Company under this definition.

                  "Surviving Entity" shall mean the Company as the surviving entity in the Merger as provided in Section 2.1(a).

                  "Tax" or "Taxes" shall mean (i) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, fees, levies, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and (ii) all interest, penalties and additions imposed with respect to such amounts in clause (i).

                  "Tax Return" shall mean a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any Tax including an information return, claim for refund, amended Tax return or declaration of estimated Tax.

                  "Treasury Regulations" shall mean the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                  "Wholly Owned Subsidiary" shall mean, as to any Person, a Subsidiary of such person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.

         1.2 Additional Definitions. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

         Defined Term                                            Section
         ------------                                            -------
         20-F                                                    5.6
         ACTV Entertainment                                      4.6(h)
         AdVision                                                4.6(h)
         Agreement                                               Preamble
         B2 Option                                               4.6(f)
         Certificates                                            2.4(b)
         Certificate of Merger                                   2.1(a)
         Claim                                                   6.10(a)
         Class A Parent Stock                                    Recitals
         Company                                                 Preamble
         Company Board                                           3.1
         Company Bylaws                                          3.1
         Company Charter                                         3.1
         Company Common Stock                                    Recitals

         Defined Term                                            Section
         ------------                                            -------
         Company Investment                                      4.6(a)
         Company Investment Agreements                           4.6(a)
         Company Non-Plan Stock Option                           4.3(a)
         Company Plans                                           4.13(a)
         Company Plan Stock Option                               2.3(b)
         Company Preferred Stock                                 4.3(a)
         Company Preliminary Proxy Statement                     3.2(b)
         Company Proxy Statement                                 4.8
         Company SEC Reports                                     4.4
         Company Special Meeting                                 3.1
         Company Stock Option                                    4.3(a)
         Confidential Information                                6.2
         Contract Consent                                        4.5(c)
         Contract Notice                                         4.5(c)
         Convertible Securities                                  4.3(c)
         Disclosing Party                                        6.2
         Dissenting Shares                                       2.5
         Environmental Laws                                      4.10(b)
         ERISA                                                   3.6
         ERISA Affiliate                                         4.13(a)
         Excess Shares                                           2.4(f)
         Exchange Agent                                          2.4(a)
         Exchange Agent Agreement                                2.4(a)
         Exchange Ratio                                          2.3(a)(i)
         Fairness Opinion                                        4.14
         Governmental Consent                                    4.5(b)
         Governmental Filing                                     4.5(b)
         Indemnified Liabilities                                 6.10(a)
         Indemnified Parties                                     6.10(a)
         Injunction                                              3.5
         Intellocity                                             4.6(h)
         Investment Security                                     4.6(e)
         Issuance                                                3.1(b)
         Licenses                                                4.10(a)
         Local Approvals                                         4.5(b)
         Material Contract                                       4.18(a)
         Merger                                                  Recitals
         Merger Consideration                                    2.3(a)(i)
         Merger Proposal                                         3.1
         Merger Sub                                              Preamble
         MFN Beneficiary                                         6.4(d)
         MOSI Agreement                                          6.13
         MOSI Investment Agreements                              4.6(g)
         nCUBE                                                   4.6(h)
         nCUBE Ownership Interest                                4.6(h)

         Defined Term                                            Section
         ------------                                            -------
         Parachute Gross-Up Payment                              4.13(l)
         Parent                                                  Preamble
         Parent Board                                            3.1(b)
         Parent Expenses                                         8.5
         Parent Material Adverse Effect                          5.1
         Parent Plans                                            3.6
         Parent Preliminary Proxy Statement                      3.2(a)
         Parent Proxy Statement                                  4.8
         Parent Stockholder Meeting                              3.1(b)
         Permits                                                 4.10(a)
         Reasonable Actions                                      4.17(c)(i)(x)
         Receiving Party                                         6.2
         Registration Statement                                  3.2(c)
         Representatives                                         6.2
         Rule 145 Agreement                                      3.3
         Section 262                                             2.5
         Substitute Option                                       2.3(b)
         Superior Proposal                                       6.5
         Termination Date                                        8.2
         Termination Fee                                         8.5(b)
         Violation                                               4.5(d)
         Voting Debt                                             4.3(b)
         Warrants                                                4.3(a)
         Walsh                                                   4.6(g)
         Wolzien                                                 4.6(f)
         Wolzien Agreement                                       4.17(i)

         1.3 Terms Generally. The definitions set forth or referenced in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the phrase "to the Company's knowledge", or any similar phrase or term relating to the knowledge of the Company means the actual knowledge, after reasonable inquiry, of any of the officers or directors of the Company. "Reasonable inquiry" shall mean communication by any of the officers or directors of the Company to the officers and field personnel of the Company and its Subsidiaries with direct responsibility for the matter in question and to counsel with respect to matters involving questions of law, requesting such individual to review specified provisions of this Agreement and to advise such person of any matter relevant to the specified representation, warranty or provision. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day that is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close. References to the term "trading day" shall mean, with respect to any security, a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or the Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States or foreign securities exchange or the Nasdaq Stock Market, any business day.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

         2.1      The Merger.

                  (a) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

                  (b) Effects of the Merger. The Merger shall have the effect set forth in Sections 259 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

                  (c) Certificate of Incorporation and Bylaws of Surviving Entity. At the Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "The name of the Corporation (which is hereinafter called the "Corporation") is ACTV, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Entity until thereafter duly amended or restated in accordance with the terms thereof and the DGCL. At the Effective Time, the Company Bylaws shall be amended to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time and, in such amended form, shall be the Bylaws of the Surviving Entity until thereafter duly amended or restated in accordance with the terms thereof, the terms of the Certificate of Incorporation of the Surviving Entity and the DGCL.

                  (d) Directors and Officers of Surviving Entity. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Entity, or as otherwise provided by applicable law. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Entity, or as otherwise provided by applicable law.

         2.2 Closing. The Closing shall take place (i) at 10:00 a.m. (New York time) at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, on the third business day following the date on which Parent provides the Company with written notice that the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, if permissible, waived, or
(ii) on such other date and at such other time or place as is mutually agreed by Parent and the Company.

         2.3      Conversion of Securities.

                  (a) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their respective securities:

                           (i)      Each share of Company Common Stock issued
and outstanding immediately prior to the Effective Time (other than the Dissenting Shares, if any, and the shares to be cancelled in accordance with
Section 2.3(a)(iii)), including any Rights with respect thereto, shall be converted into and represent the right to receive, and shall be exchangeable for, a number (or fractional number) of shares of Class A Parent Stock equal to the Exchange Ratio (the "Merger Consideration"). The "Exchange Ratio" means that fraction of a share of Class A Parent Stock equal to the quotient (rounded, if necessary, to the nearest one hundred thousandth) derived by dividing $1.65 by the Adjusted Class A Parent Stock Value; provided, however, that the Exchange Ratio shall be subject to adjustment pursuant to Section 8.3(c).

                           (ii)     Subject to Section 2.5, all shares of
Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued pursuant to this Section 2.3(a) (and any cash in lieu of a fractional share and any dividends or other distributions payable pursuant to Sections 2.4(f) and 2.4(g) with respect thereto) upon the surrender of such certificate in accordance with Section 2.4, without interest.

                           (iii)    Each share of Company Common Stock that
immediately prior to the Effective Time is held by the Company as a treasury share shall be cancelled and retired without payment of any consideration therefor and without any conversion thereof into the Merger Consideration.

                  (b) Treatment of Company Stock Options. Each Company Stock Option shall be deemed to constitute an option to purchase, on the same terms, conditions and restrictions as were applicable under such Company Stock Option (including the vesting schedule) without any change thereto (including any acceleration of vesting except as otherwise required by the terms of the agreements listed in Section 2.3(b) of the Company Disclosure Letter) resulting from the Merger, that number of shares of Class A Parent Stock which is equal to the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number (after taking into account all Company Stock Options held by the holder of such Company Stock Option), at an exercise price per share of Class A Parent Stock equal to the amount determined by dividing the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number up to the nearest whole cent.

                  (c) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of Parent.

         2.4      Exchange of Shares.

                  (a) Appointment of Exchange Agent. On or before the Closing Date, Parent shall enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

                  (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Parent and the Company reasonably specify.

                  (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to
Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such Person representing the number of whole shares of Class A Parent Stock into which the shares of Company Common Stock previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II and (ii) payment (which shall be made by check) of any cash payable in lieu of fractional shares of Class A Parent Stock pursuant to Section 2.4(f). Each Certificate so surrendered shall be cancelled.

                  (d) Unregistered Transfers of Company Common Stock. If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, it shall be a condition to the payment of such Merger Consideration (and the cash in lieu of fractional shares of Class A Parent Stock to which such Person is entitled pursuant to Section 2.4(f)) that (i) the Certificate representing such Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form for transfer, (ii) the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and (iii) such Person establishes to the satisfaction of Parent that such transfer would not violate applicable Federal or state securities laws or any restrictive legend on the Certificate.

                  (e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, the Exchange Agent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the Merger Consideration (and any cash in lieu of fractional shares of Class A Parent Stock to which such Person is entitled pursuant to Section 2.4(f)) in respect thereof as determined in accordance with this Article II. Parent may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (f) No Fractional Shares of Merger Consideration. No certificates or scrip representing fractional shares of Class A Parent Stock shall be issued in the Merger and no dividend or other distribution with respect to Class A Parent Stock shall have any effect on any such fractional share, and such fractional share will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of such fractional share, any holder of Company Common Stock who would otherwise be entitled to a fractional share of Class A Parent Stock will, upon surrender of his Certificate to the Exchange Agent as described in Section 2.4(c), be entitled to receive an amount in cash (without interest) equal to, at the sole election of Parent, either (A) the amount determined by multiplying such fraction by the Class A Parent Stock Value, or (B) such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Class A Parent Stock that, but for this Section 2.4(f), would be issuable in the Merger. In the event that Parent elects to determine the amount of cash payable in lieu of fractional shares of Class A Parent Stock in accordance with clause (B) of the immediately preceding sentence, then as soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Class A Parent Stock required to effect the delivery of the aggregate Merger Consideration payable pursuant to Section 2.3(a)(i) over (ii) the aggregate number of full shares of Class A Parent Stock to be distributed to holders of Company Common Stock hereunder (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall then sell the Excess Shares at the prevailing prices on the Relevant Market. The sales of the Excess Shares by the Exchange Agent shall be executed on the Relevant Market through one or more member firms of the Relevant Market and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares, shall be deducted from the proceeds otherwise distributable to the former holders of Company Common Stock. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

                  (g) No Dividends on Merger Consideration Before Surrender of Certificates. No dividends or other distributions declared with respect to Class A Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class A Parent Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate as provided herein. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Class A Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time that shall have become payable with respect to such whole shares of Class A Parent Stock between the Effective Time and the time of such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of Class A Parent Stock.

                  (h) No Further Ownership Rights in Company Common Stock. The Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares of Class A Parent Stock paid pursuant to Section 2.4(f)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in, an in accordance with, this
Article II.

                  (i) Abandoned Property Laws. Payment or delivery of the Merger Consideration shall be subject to applicable abandoned property, escheat and similar laws and neither Parent nor the Surviving Entity shall be liable to any holder of shares of Company Common Stock or Class A Parent Stock for any Merger Consideration (and for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares) that may be delivered to any public official pursuant to any such abandoned property, escheat or similar law.

         2.5 Dissenting Shares. Notwithstanding anything to the contrary in this Agreement, if appraisal rights are available to holders of the Company Common Stock pursuant to Section 262 of the DGCL ("Section 262"), each outstanding share of Company Common Stock, the holder of which has demanded and perfected his demand for appraisal of the fair value of such shares in accordance with Section 262 and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by Section 262. The Company shall give Parent prompt notice upon receipt of any such written demands for appraisal of the fair value of shares of Company Common Stock and of withdrawals of such demands and any other instruments provided to the Company pursuant to
Section 262.

         2.6 Changes in Class A Parent Stock. If at any time after the date hereof and prior to the Effective Time, the Class A Parent Stock shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split or reverse stock split of Class A Parent Stock, or shall otherwise effect any transaction that changes the shares of Class A Parent Stock into any other securities (including securities of another corporation), or shall make any other dividend (other than cash dividends) or distribution on the shares of Class A Parent Stock, then the Floor Value and the Ceiling Value will, as appropriate, be adjusted to reflect such event.

                                  ARTICLE III

                                CERTAIN ACTIONS

         3.1      Stockholders Meetings.

                  (a) Company Stockholder Meeting. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Restated Certificate of Incorporation (the "Company Charter") and Bylaws (the "Company Bylaws") to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Company Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). The only matters the Company shall propose to be acted on by the Company's stockholders at the Company Special Meeting shall be the Merger Proposal and related matters incidental to the consummation of the Merger. Subject to Section 6.5, the Company Board will recommend that the Company's stockholders vote in favor of approval and adoption of the Merger Proposal and the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of such approval and adoption and take all other action necessary or advisable to secure the vote or consent of stockholders of the Company required by the DGCL, the Company Charter or otherwise to effect the Merger. The Company shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock for approval of the Merger Proposal. Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit the Merger Proposal to a vote of its stockholders at the Company Special Meeting even if the Company Board determines at any time after the date hereof that the Merger is no longer advisable and withdraws its recommendation that the Company's stockholders approve the Merger Proposal.

                  (b) Parent Stockholder Meeting. Parent will, either at its 2002 annual meeting of stockholders or, at its option, at a special meeting of its stockholders, which in either case will be held as soon as reasonably practicable after the date hereof, propose for approval by Parent's stockholders
(i) the issuance of the shares of Class A Parent Stock in connection with the Merger (the "Issuance"), and (ii) if and to the extent deemed necessary or advisable by Parent's Board of Directors (the "Parent Board"), any other actions, transactions or matters whether or not related to this Agreement or any of the transactions contemplated hereby. Subject to the fiduciary duties of Parent's directors under applicable law as determined by a majority of such directors with the advice of legal counsel, the Parent Board will recommend that Parent's stockholders vote in favor of approval of the Issuance at such meeting (the "Parent Stockholder Meeting"), and Parent will use reasonable best efforts to solicit from its stockholders proxies in favor of such approval.

         3.2      Proxy Statements and Other Commission Filings.

                  (a) Parent Preliminary Proxy Statement. Parent shall (i) as soon as reasonably practicable, file with the Commission a preliminary form (the "Parent Preliminary Proxy Statement") of the Parent Proxy Statement (as defined in Section 4.8), (ii) use its reasonable best efforts to promptly respond to the comments of the Commission thereon, and (iii) use its reasonable best efforts to cause the Parent Proxy Statement to be filed with the Commission as soon as reasonably practicable after the Parent Preliminary Proxy Statement, as it may be amended, is cleared by the Commission. Subject to the fiduciary duties of Parent's directors under applicable law as determined by a majority of such directors with the advice of legal counsel, the Parent Proxy Statement shall include the recommendation of the Parent Board in favor of approval and adoption of the Issuance. To the extent that the Parent Preliminary Proxy Statement or any amendment thereto includes a description of the Company, Parent will provide the Company with the opportunity to review and comment on such description prior to the filing of the Parent Preliminary Proxy Statement or such amendment, as the case may be, and will consider in good faith such comments as the Company may have with respect thereto.

                  (b) The Company Preliminary Proxy Statement. The Company shall, as soon as reasonably practicable, prepare a preliminary form ("the Company Preliminary Proxy Statement") of the Company Proxy Statement (as defined in Section 4.8). The Company shall (i) file the Company Preliminary Proxy Statement with the Commission promptly after it has been prepared in a form reasonably satisfactory to the Company and Parent, and (ii) use its reasonable best efforts to promptly respond to the comments of the Commission thereon in a manner reasonably satisfactory to the Company and Parent. The Company shall promptly prepare any amendments to the Company Preliminary Proxy Statement required in response to the Commission's comments or which either the Company or Parent, with the advice of counsel, deems necessary or advisable, and the Company shall use its reasonable best efforts to cause the Company Proxy Statement to be filed with the Commission as soon as reasonably practicable after the Company Preliminary Proxy Statement, as so amended, is cleared by the Commission. The Company Proxy Statement shall include the recommendation of the Company Board in favor of approval and adoption of the Merger Proposal, except to the extent the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 6.5.

                  (c) Registration Statement. As soon as reasonably practicable after the Company Preliminary Proxy Statement is cleared by the Commission, Parent shall file with the Commission the Registration Statement on Form S-4 (the "Registration Statement"), containing the Company Proxy Statement as the prospectus registering under the Securities Act the issuance of the shares of Class A Parent Stock in connection with the Merger. Parent shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time. Parent also shall use its reasonable best efforts to take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified, subjecting itself to taxation in any jurisdiction in which it is not now so subject, giving any consent to general service of process in any jurisdiction in which it is not now subject to such service or changing in any respect its authorized or outstanding capital stock or the composition of its assets) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of the Class A Parent Stock in connection with the Merger. The Company authorizes Parent to utilize in the Registration Statement the information concerning the Company and its Subsidiaries contained in the Company Proxy Statement.

                  (d) Commission Comments; Amendments and Supplements. Each of the parties shall notify the other party promptly after the receipt by such first party of any comments of the Commission on, or of any request by the Commission for amendments or supplements to, the Company Preliminary Proxy Statement, the Company Proxy Statement, the Parent Preliminary Proxy Statement or the Parent Proxy Statement (to the extent, in the case of the Parent Preliminary Proxy Statement and the Parent Proxy Statement, such comments relate to the description of the Company), or the Registration Statement. Each of the parties shall supply the other party with copies of all correspondence between such party or any of its representatives and the Commission with respect to any of the foregoing filings (to the extent, in the case of the Parent Preliminary Proxy Statement and the Parent Proxy Statement, that such correspondence relates to the description of the Company). If at any time prior to the Parent Stockholder Meeting any event shall occur relating to the Company or any of the Company's Subsidiaries or any of their respective officers, directors, partners or Affiliates which should be described in an amendment or supplement to the Parent Proxy Statement, the Company shall inform Parent promptly after becoming aware of such event. If at any time prior to the Effective Time, any event shall occur relating to the Company or any of the Company's Subsidiaries or any of their respective officers, directors, partners or Affiliates which should be described in an amendment or supplement to the Company Proxy Statement or the Registration Statement, the Company shall inform Parent promptly after becoming aware of such event. If at any time prior to the Company Stockholder Meeting, any event shall occur relating to Parent or any of its Subsidiaries or any of their respective officers, directors, partners or Affiliates which should be described in an amendment or supplement to the Company Proxy Statement, Parent shall inform the Company promptly after becoming aware of such event. Whenever Parent and the Company learn of the occurrence of any event which should be described in an amendment of, or a supplement to, the Parent Proxy Statement, the Company Proxy Statement or the Registration Statement, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the Commission and, if required by applicable law, disseminated to the persons and in the manner required.

         3.3 Identification of Rule 145 Affiliates. Within 30 days after the execution of this Agreement, the Company shall deliver to Parent a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Company Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to Parent, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3 (each a "Rule 145 Agreement").

         3.4 State Takeover Statutes. Upon the request of Parent, the Company will take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by Parent to the validity or applicability to the Merger of any state takeover law.

         3.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in
Article VII to be fully satisfied or to determine whether such conditions have been satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable best efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Registration Statement, the Company Preliminary Proxy Statement, the Parent Preliminary Proxy Statement, the Company Proxy Statement, the Parent Proxy Statement and any necessary amendments or supplements to any of the foregoing; (ii) seeking to have each such preliminary proxy statement cleared, and the Registration Statement declared effective, by the Commission as soon as reasonably practicable after filing;
(iii) subject to the third sentence of Section 3.2(c), taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Stock Merger Consideration; (iv) using all reasonable best efforts to obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (v) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act; (vi) using all reasonable best efforts to cause to be lifted any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(e), or to cause to be rescinded or rendered inapplicable any statute, rule or regulation of any type referred to in Section 7.2(d); (vii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates to, and making all applications and filings with, any Governmental Entity or other Person as may be necessary or reasonably requested in connection with any of the foregoing; and
(viii) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction, or causing to be rescinded or rendered inapplicable any statute, rule or regulation, referred to in clause (iv) or (vi) of this sentence, (A) no party shall be required to pay any consideration (other than customary filing and similar fees), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or any other condition or requirement that is materially adverse or burdensome; (B) none of Parent, its Controlling Parties nor their respective Affiliates shall be required to take any action pursuant to the foregoing if the taking of such action is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 7.2(d); and (C) without the Parent's prior written consent, the Company shall not, and shall not permit any of its Subsidiaries to, amend any License or Contract, pay any consideration or make any agreement or reach any understanding or arrangement other than in the ordinary course of business consistent with prior practice. Subject to applicable laws relating to the exchange of information, prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         3.6 Employee Matters. Subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, neither Parent nor the Surviving Entity shall be required to maintain any Company Plan after the Effective Time. The Company shall terminate the ACTV, Inc. 401(k) Plan prior to the Effective Time. To the extent the Surviving Entity elects to terminate a Company Plan after the Effective Time, each employee of the Surviving Entity at such time who was an employee of the Company immediately prior to the Effective Time and entitled to participate in such terminated Company Plan (i) shall be entitled to participate in the equivalent "employee benefit plan", as defined in
Section 3(3) of ERISA, maintained by Parent (the "Parent Plans") to the same extent as similarly situated employees of Parent, (ii) shall receive credit for such employee's past service with the Company as of the Effective Time for purposes of determining eligibility, participation and vesting (but not for purposes of benefit accrual) under the Parent Plans to the extent such service was credited under the Company Plans on the Closing Date, and (iii) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Parent Plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans, provided, however, that in the case of any Parent Plans that are welfare plans that require a waiting period until the first day of a calendar month, such employees shall continue to participate in a comparable Company Plan until such waiting period has expired.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows:

         4.1 Organization and Qualification. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except, in the case of clause (c), in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the Company Charter and Company Bylaws in effect on the date hereof. No corporate action has been taken with respect to any amendment to the Company Charter or the Company Bylaws (except for any such amendments that have become effective and are reflected in the copies of the Company Charter and the Company Bylaws delivered by the Company to Parent as described in the preceding sentence) and no such corporate action is currently proposed. The Company's minute books, true and complete copies of which have been delivered to Parent, contain the minutes (or draft copies of the minutes) of all meetings of directors and stockholders of the Company since January 1, 2000 and such minutes accurately and fairly reflect in all material respects the actions taken at such meetings.

         4.2 Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.16, to perform its obligations hereunder and consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by the Company of the Merger, to the approval of the Company's stockholders described in the previous sentence. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         4.3      Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.10 per share (the "Company Preferred Stock") 120,000 of which are designated as Series A Preferred Stock and 6,110 of which are designated as Series B Preferred Stock. As of the close of business on September 23, 2002, (i) 55,931,181 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were issued and held by the Company or by Subsidiaries of the Company, (iii) no shares of Company Preferred Stock were issued and outstanding or issued and held by the Company or by any Subsidiary of the Company, (iv) 3,424,249 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Plan Stock Options, (v) 4,197,723 shares were reserved for issuance upon exercise of Company Plan Stock Options available for grant under the Company Stock Plans, (vi) 6,712,460 shares of Company Common Stock were reserved for issuance upon exercise of the options to purchase shares of Company Common Stock described in Section 4.3(c) of the Company Disclosure Letter (other than the Company Plan Stock Options) (the "Company Non-Plan Stock Options," and together with the Company Plan Stock Options, the "Company Stock Options") and (vii) 75,000 shares were reserved for issuance upon exercise of the warrants to purchase shares of Company Common Stock described in Section 4.3(c) of the Company Disclosure Letter (the "Warrants"). Except as set forth in the preceding sentence, at the close of business on September 23, 2002, no shares of capital stock or other securities or other equity interests of the Company and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to the Company or any of its divisions or Subsidiaries were issued, reserved for issuance or outstanding. Since the close of business on September 23, 2002, no shares of capital stock or other securities or other equity interests of the Company and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to the Company or any of its divisions or Subsidiaries have been issued other than shares of Company Common Stock issued upon exercise of Company Stock Options and Warrants outstanding at the close of business on September 23, 2002 referred to in clauses (iv), (vi) and (vii) of the second preceding sentence in accordance with the their terms. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued upon the exercise of Company Stock Options or Warrants will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. All outstanding shares of Company Common Stock, Company Stock Options and Warrants were issued, and all shares of Company Common Stock which may be issued upon the exercise of Company Stock Options or Warrants will be issued, when issued, in compliance with all applicable state and federal laws concerning the offer, sale and issuance of such securities.

                  (b) There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries that have the right to vote (or that are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Other than as described in Section 4.3(b) of the Company Disclosure Letter and ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated by this Agreement, there are no Contracts pursuant to which any Person is or may (contingently or otherwise) be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its Subsidiaries or assets or calculated in accordance therewith.

                  (c) Except as described on Section 4.3(c) of the Company Disclosure Letter, there are no, and immediately after the Effective Time there will be no, outstanding or authorized subscriptions, options, warrants, securities, calls, rights, commitments or any other Contracts of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, obligate the Company or any of its Subsidiaries (contingently or otherwise) to issue, deliver or sell or cause to be issued, delivered or sold any shares of Company Common Stock or any Company Preferred Stock or other capital stock, securities, equity interests or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right (contingent or otherwise) to subscribe for any such shares, securities, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, security, call, right or Contract (collectively, "Convertible Securities"). Section 4.3(c) of the Company Disclosure Letter sets forth with respect to each outstanding Company Stock Option and Warrant (i) the name of the Person that holds such Company Stock Option or Warrant, (ii) the total number of shares of Company Common Stock issuable upon exercise of such Company Stock Option or Warrant (assuming that all conditions to the exercise thereof, including the passage of time, had been met), (iii) if such Company Stock Option is a Company Plan Stock Option, the Company Stock Plan pursuant to which such Company Plan Stock Option was issued, (iv) the total number of shares of Company Common Stock issuable upon exercise of such Company Stock Option or Warrant as of the date of this Agreement, (v) the schedule upon which such Company Stock Option or Warrant becomes exercisable (to the extent such Company Plan Stock Option or Warrant is not exercisable in full as of the date of this Agreement), and a description of any conditions to such exercise, (vi) the expiration date of such Company Stock Option or Warrant, (vii) the per share exercise price of such Company Stock Option or Warrant, (viii) whether such Company Stock Option or Warrant shall terminate in connection with the consummation of the Merger and (ix) with respect to each Company Stock Option or Warrant that does not terminate in connection with the consummation of the Merger, (A) a description of the kind and amount of shares of stock, other securities, money or property the holder of such Company Stock Option or Warrant is entitled to receive upon the exercise of such Company Stock Option or Warrant and payment of the exercise price thereof after consummation of the Merger, (B) the per share exercise price of such Company Stock Option or Warrant after consummation of the Merger and (C) other than as provided in clauses (ix)(A) and (B) of this sentence, any changes to the material terms and conditions of such Company Stock Option or Warrant resulting from the consummation of the Merger (whether alone or in conjunction with other actions) including any acceleration of vesting of any Company Stock Option. There are no outstanding options to purchase Company Common Stock issued pursuant to the ACTV, Inc. 2001 Stock Inventive Plan or the 1989 ACTV, Inc. Employees' Incentive Stock Option Plan. Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. The Company has delivered to Parent true and complete copies of the Warrants and the Company Stock Options which copies (together, in the case of the Company Stock Options, with the provisions of the applicable Company Stock Plans) represent the complete terms, conditions, provisions, obligations and undertakings of the Company with respect to all the Warrants and the Company Stock Options.

                  (d) Except as described on Section 4.3(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors that require or permit the issuance, sale, purchase or grant of any capital stock, securities or other equity interests or Voting Debt of the Company or any Subsidiary of the Company, any phantom shares, phantom equity interests or stock or equity appreciation rights or any Convertible Securities.

         4.4 Reports and Financial Statements. The Company (i) has heretofore delivered to Parent true and complete copies of all reports, registration statements, definitive proxy statements and other documents (including exhibits and in each case together with all amendments thereto) filed by the Company with the Commission from December 31, 2000 to the date of this Agreement, and (ii) agrees to timely file, and to make available to Parent promptly after the filing thereof true and complete copies of, all reports, registration statements and other documents (including exhibits and in each case together with all amendments thereto) required to be filed by the Company with the Commission after the date hereof and prior to the Closing Date (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are collectively referred to as the "Company SEC Reports"). The Company SEC Reports filed with the Commission constitute, and the Company SEC Reports to be made after the date hereof and on or before the Closing Date will constitute, all of the documents (other than preliminary materials) that the Company was or will be required to file with the Commission from December 31, 2000, to the date hereof and the Closing Date, respectively. As of their respective dates, each of the Company SEC Reports complied and, in the case of Company SEC Reports filed after the date hereof and prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated under each of the Securities Act and the Exchange Act. As of their respective dates, none of the Company SEC Reports filed with the Commission contained, and none of the Company SEC Reports filed with the Commission after the date hereof shall contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading. When filed with the Commission, the financial statements included in the Company SEC Reports complied, and the financial statements included in any Company SEC Reports filed with the Commission after the date hereof will comply, as to form in all material respects with the applicable rules and regulations of the Commission and were, or will have been, prepared in accordance with GAAP, consistently applied (except as may be indicated therein or in the notes or schedules thereto). Such financial statements fairly present, or will fairly present, the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002 or as disclosed therein or in Section 4.4 of the Company Disclosure Letter, none of the Company or any of its Subsidiaries, or to its knowledge, any of its Equity Affiliates, had as of such date any actual or potential liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other, or whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), that individually or in the aggregate was (or may be) material to the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole or that exceeds $50,000 individually, or $250,000 in the aggregate or that individually is required by the applicable rules and regulations of the Commission and GAAP to be disclosed, reflected or reserved against in financial statements (including the notes thereto). Since June 30, 2002, none of the Company, any Subsidiary of the Company, or to the Company's knowledge any Equity Affiliate of the Company has incurred any such actual or potential liability or obligation. Except as set forth on Section 4.4 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has guaranteed or otherwise agreed to become responsible for any Indebtedness of any other Person.

         4.5 No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated hereby will not:

                  (a) assuming approval and adoption of the Merger Proposal by the Company's stockholders as contemplated by Section 4.16, conflict with or violate the Company Charter or Company Bylaws or the charter, bylaws or similar organizational documents of any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company;

                  (b) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Governmental Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company, except for (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (B) the Governmental Consents and Governmental Filings with foreign, state and local Governmental Entities described on Section 4.5(b) of the Company Disclosure Letter (the "Local Approvals"), (C) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (D) the filing with the Commission of (1) the Company Preliminary Proxy Statement and the Company Proxy Statement as contemplated by Section 3.2(b) and (2) such reports under Sections 13(a), 13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby and (E) such other Governmental Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Company Material Adverse Effect;

                  (c) except as described on Section 4.5(c) of the Company Disclosure Letter, require, on the part of the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Company Material Adverse Effect;

                  (d) assuming that the Contract Consents and Contract Notices described in Section 4.5(c) of the Company Disclosure Letter are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by, or the impairment, loss or forfeiture of any material benefit, rights or privileges under, or the creation of a Lien or Restriction on any properties or assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), any Contract to which the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company, is a party, by which the Company, any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company, or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company, is entitled to any rights or benefits (including Licenses)), except for such Violations that will not, individually or in the aggregate, have a Company Material Adverse Effect; or

                  (e) assuming approval and adoption of the Merger Proposal by the Company's stockholders as described in Section 4.16 and assuming that the Governmental Consents and Governmental Filings specified in clause (b) of this
Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company, or by which any of their respective properties or assets are bound, except for such Violations that will not, individually or in the aggregate, have a Company Material Adverse Effect.

         4.6      Subsidiaries and Affiliates; Investment Securities.

                  (a) Section 4.6(a) of the Company Disclosure Letter (i) lists each direct and indirect Subsidiary and Equity Affiliate of the Company,
(ii) lists the jurisdiction of organization of each direct and indirect Subsidiary and Equity Affiliate of the Company, (iii) describes the number and type of the authorized and outstanding equity interests or securities of each direct and indirect Subsidiary and Equity Affiliate of the Company, (iv) describes the number and type of the equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each such Subsidiary and Equity Affiliate owned directly or indirectly by the Company (each a "Company Investment") and (v) lists all material Contracts to which the Company or any of its Subsidiaries are parties or by which their respective assets or properties are bound evidencing such equity interests or securities, pursuant to which such equity interests or securities are held, evidencing Restrictions affecting such equity interests or securities or entered into in connection with the acquisition of such equity interests or securities (the "Company Investment Agreements"). True and complete copies of the Company Investment Agreements have been delivered to Parent. With respect to each Company Investment Agreement that is not in English, the Company has provided to Parent a true and complete translation of such Company Investment Agreement into English. The Company or the applicable Subsidiary thereof has good and valid title to the Company Investments, free and clear of any Liens and not subject to any Restrictions, other than as described in
Section 4.6(a) of the Company Disclosure Letter or as may have been created by this Agreement and except for restrictions on transfer under federal or state securities laws. The shares of capital stock of each corporate Subsidiary of the Company are validly issued, fully paid and non-assessable. Except as set forth on Section 4.6(a) of the Company Disclosure Letter, there are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, securities, calls, rights, commitments or other Contracts of any character to or by which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company or any Equity Affiliate of the Company or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt. Assuming the due execution and delivery by each of the other parties thereto that is not the Company or a Subsidiary of the Company, each Company Investment Agreement constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary thereof that is a party to such Company Investment Agreement. Except as set forth in Section 4.6(a) of the Company Disclosure Letter, there is no Legal Proceeding pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries relating to any of such Company Investments or Company Investment Agreements. Except as set forth on Section 4.6(a) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any obligation to contribute any additional capital to, or acquire any additional interest in, any Subsidiary or Equity Affiliate of the Company.

                  (b) Each of the Company's Subsidiaries and Equity Affiliates (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except, in the case of clause (iii), in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (c) The Company has delivered to Parent true and complete copies of (i) the certificate of incorporation and bylaws (or similar organizational documents) as in effect on the date hereof of each Subsidiary and Equity Affiliate of the Company and (ii) the minute books of each Subsidiary and Equity Affiliate of the Company, which contain the minutes (or draft copies of the minutes) of all meetings of directors (or similar governing body) and stockholders (or other equity holders) of each such Subsidiary and Equity Affiliate of the Company since January 1, 2000 and such minutes accurately and fairly reflect in all material respects the actions taken at such meetings.

                  (d) The assets owned or leased by the Company and its Subsidiaries are suitable and adequate for the conduct of their respective businesses as presently conducted and as proposed to be conducted and the Company or the applicable Subsidiary thereof has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business free and clear of all Liens other than Permitted Encumbrances and not subject to any Restrictions other than Liens or Restrictions the existence of which has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (e) Section 4.6(e) of the Company Disclosure Letter sets forth a complete and accurate list of each capital, participating, equity or other interest owned of record or beneficially by the Company in any corporation, partnership, joint venture or other Person, other than the Subsidiaries or Equity Affiliates of the Company (each, an "Investment Security" and collectively, the "Investment Securities"). Section 4.6(e) of the Company Disclosure Letter includes, with respect to each Investment Security, the name of the corporation, partnership, joint venture or other Person in respect of which such Investment Security relates, the amount and nature of such interest, and a description of the material terms of any Liens and Restrictions with respect to such Investment Securities.

                  (f) The Company has good and valid title to, and full rights of ownership of, the option (the "B2 Option") to purchase shares of Class B2 common stock of MOSI granted to William Samuels, Bruce Crowley, David Reese, Craig Ullman and Kevin Liga on April 7, 1999, free and clear of any Liens and not subject to any Restrictions, other than as may have been created by this Agreement and except for any restrictions on transfer under federal or state securities laws. The B2 Option is currently exercisable by the Company on the same terms and under the same circumstances as the option to purchase shares of Class B1 common stock of MOSI granted to Thomas R. Wolzien ("Wolzien") on April 7, 1999. The shares of Class B2 common stock of MOSI issuable to the Company upon exercise of the B2 Option will be, when issued, duly authorized, validly issued fully paid and non-assessable and not subject to preemptive rights or Restrictions. Notwithstanding the prior conversion, exercise or exchange of any outstanding Convertible Securities with respect to MOSI, upon the exercise of the B2 Option by the Company, the Company shall Control MOSI.

                  (g) Other than as described on Section 4.6(g) of the Company Disclosure Letter (the items listed on such Section of the Company Disclosure Letter, collectively, the "MOSI Investment Agreements"), there are no Contracts to which the Company or any of its Subsidiaries are parties or by which their respective assets or properties are bound evidencing equity interests or securities of MOSI, pursuant to which such equity interests or securities of MOSI are held or entered into (or agreed to be entered into) in connection with the acquisition of such equity interests or securities of MOSI, including any Class B common stock of MOSI that may be acquired upon exercise of the B2 Option. True and complete copies of the MOSI Investment Agreements have been delivered to Parent. The Company and its Subsidiaries and, to the knowledge of the Company, each other Person that is a party thereto are in compliance with the terms of each of the MOSI Investment Agreements and no Person has made any allegation that any Person is in breach or default of any of the MOSI Investment Agreements. There is no Legal Proceeding pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries relating to the equity interests or securities of MOSI or any of the MOSI Investment Agreements.

                  (h) ACTV Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("ACTV Entertainment"), has good and valid title to membership interests representing 95.1% of the equity and voting power of AdVision, LLC, a Delaware limited liability company ("AdVision"), free and clear of any Liens and not subject to any Restrictions, other than as may have been created by this Agreement and except for restrictions on transfer under federal or state securities laws. On July 31, 2002, ACTV Entertainment acquired a membership interest (the "nCube Ownership Interest")representing 44.1% of the equity and voting power of AdVision from nCUBE Corporation, a Delaware corporation ("nCube"), pursuant to the Intellocity - nCUBE Settlement Agreement, dated as of July 31, 2002, between Intellocity USA, Inc., a Delaware corporation ("Intellocity"), and nCUBE (the "Settlement Agreement"). The Company has delivered a true and correct copy of the Settlement Agreement to Parent. Neither the Company, ACTV Entertainment or Intellocity nor any Affiliate of any of the foregoing paid or delivered any consideration to nCUBE or any other Person for the conveyance of the nCUBE Ownership Interest other than the agreement that the conveyance of the nCUBE Ownership Interest to ACTV Entertainment constituted payment and satisfaction in full of the Outstanding Invoices (as defined in the Settlement Agreement), as contemplated by the Settlement Agreement. Thomas Walsh ("Walsh") validly consented to the conveyance of the nCUBE Ownership Interest to ACTV Entertainment for all purposes (including for all purposes of the limited liability company operating agreement of AdVision) and validly waived any rights to which Walsh may have been entitled, including rights of first refusal and co-sale rights, and the Company has delivered to Parent a true and correct copy of Walsh's consent to such conveyance and waiver of such rights. Such consent and waiver by Walsh has not been withdrawn or modified in any respect.

         4.7 Absence of Certain Changes or Events. Except as otherwise disclosed in the Company SEC Reports filed and delivered to Parent prior to the date of this Agreement or as set forth on Section 4.7 of the Company Disclosure Letter, since December 31, 2001, (a) there has not been any change, and no event has occurred and no condition exists, that individually or together with all other such changes, events and conditions, has had or is reasonably likely to have a Company Material Adverse Effect and (b) no action has been taken by the Company or any Subsidiary of the Company that, if Section 6.4 of this Agreement had then been in effect, would have been prohibited by such Section without the consent or approval of Parent, and no Contract to take any such action was entered into during such period.

         4.8 Registration Statement; Proxy Statements. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in, and that is included or incorporated by reference in, (a) the Registration Statement (or any amendment or supplement thereto) filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, (b) the proxy statement to be mailed to the Company's stockholders in connection with the Company Special Meeting (the "Company Proxy Statement") or any amendment or supplement thereto, (c) the proxy statement to be mailed to Parent's stockholders in connection with the Parent Stockholder Meeting (the "Parent Proxy Statement") or any amendment or supplement thereto, or (d) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the stockholder vote taken at the Company Special Meeting or at the Effective Time, and, in the case of the Company Proxy Statement or any amendment or supplement thereto, at the time of mailing of the Company Proxy Statement to the Company's stockholders or at the time of the Company Special Meeting or any other meeting of the Company's stockholders to be held in connection with the Merger, and, in the case of the Parent Proxy Statement or any amendment or supplement thereto, at the time of the Parent Stockholder Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been supplied by or on behalf of the Company for such purpose if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement (to the extent the Company Proxy Statement constitutes the prospectus thereunder), the Company Proxy Statement and the furnishing thereof by the Company will comply in all respects with the applicable requirements of the Securities Act, the Exchange Act and the DGCL.

         4.9 Legal Proceedings. Except as set forth on Section 4.9 of the Company Disclosure Letter, there is no (a) Legal Proceeding pending or, to the knowledge of the Company, threatened, against, involving or affecting the Company, any Subsidiary of the Company or any Equity Affiliate of the Company or any of its or their respective assets or rights, (b) judgment, decree, Injunction, rule, or order of any Governmental Entity applicable to the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company that has had or is reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect, (c) Legal Proceeding pending or, to the knowledge of the Company, threatened, against the Company, any Subsidiary of the Company or any Equity Affiliate of the Company that seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or that seeks damages in connection therewith, or (d) Injunction of any type referred to in Section 7.1(e).

         4.10     Licenses; Compliance with Regulatory Requirements.

                  (a) The Company and its Subsidiaries, and to the knowledge of the Company, its Equity Affiliates hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign (collectively, the "Licenses"), required for or which are material to the ownership of the assets and the operation of the businesses of the Company or any of its Subsidiaries, except for those Licenses which the failure to hold has not had and is not reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and to the knowledge of the Company, each of its Equity Affiliates, are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes (domestic or foreign), except where the failure so to comply has not had and is not reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries, and to the knowledge of the Company, its Equity Affiliates (i) have all Licenses of foreign, state and local Governmental Entities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries or Equity Affiliates (the "Permits"), (ii) have duly and currently filed all reports and other information required to be filed with any Governmental Entity in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations that have not had and, are not reasonably likely to have, a Company Material Adverse Effect.

                  (b) Except as set forth in Section 4.10(b) of the Company Disclosure Letter, (i) the Company and its Subsidiaries and to the knowledge of the Company, its Equity Affiliates, and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance in all material respects with all applicable Environmental Laws, (ii) the Company and its Subsidiaries and to the knowledge of the Company, its Equity Affiliates, hold all Licenses required under Environmental Laws necessary to enable them to own, lease or otherwise hold their assets and to carry on their businesses as presently conducted, (iii) there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against the Company or any of its Subsidiaries or to the knowledge of the Company, its Equity Affiliates, relating to or arising under any Environmental Laws, (iv) there is no ongoing remediation of or other response activity to address contamination or any other adverse environmental or indoor air quality condition and no condition that would be reasonably expected to give rise to a requirement under applicable Environmental Laws to conduct such remediation or response activities, and no Governmental Entity has proposed or threatened any such remediation or response, at any real property currently or formerly leased or owned by the Company or any of its Subsidiaries or to the knowledge of the Company, any of its Equity Affiliates, or resulting from any activity of the Company or any of its Subsidiaries or to the knowledge of the Company, any of its Equity Affiliates, (v) neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any of its Equity Affiliates, has received any notice alleging a violation of or liability of the Company or any of its Subsidiaries or any of its Equity Affiliates, under any Environmental Laws, and
(vi) neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any of its Equity Affiliates, have contractually agreed to assume or provide an indemnity for environmental liabilities of any third party. For purposes of this Agreement, the term "Environmental Laws" means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment, the management of hazardous or toxic substances, the protection of natural resources or wildlife, or occupational or public health and safety, including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and the federal Occupational Safety and Health Act of 1970, as amended, and any state or foreign law counterpart.

         4.11 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its Subsidiaries or their respective directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Friedman, Billings, Ramsey & Co., Inc., whose fees and expenses will not exceed $800,000 and whose fees, expenses and claims for indemnification and contribution will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to Parent prior to the date of this Agreement), and the Company agrees to indemnify and hold Parent, Merger Sub and their respective Controlling Parties harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates.

         4.12 Tax Matters. Except as set forth on Section 4.12 of the Company Disclosure Letter:

                  (a) The Company and each of its Subsidiaries have timely filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. A reserve, which the Company reasonably believes to be adequate, has been set up for the payment of all such Taxes anticipated to be payable by the Company and each of its Subsidiaries in respect of periods through the date hereof. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

                  (b) No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                  (c) There are no Liens or security interests on any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (d) The Company and its Subsidiaries have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (e) None of the Tax Returns filed by the Company or any of its Subsidiaries has been or is currently being examined by the Internal Revenue Service or relevant state, local or foreign taxing authorities. There are no examinations or other administrative or court proceedings relating to Taxes of the Company or any of its Subsidiaries in progress or pending, nor has the Company or any of its Subsidiaries received any notice or report asserting a Tax deficiency with respect to the Company or any of its Subsidiaries. There are no current or threatened actions, suits, proceedings, investigations, audits or claims relating to or asserted for Taxes of the Company or any of its Subsidiaries.

                  (f) All deficiencies or assessments asserted against the Company or any of its Subsidiaries by any taxing authority have been paid or fully and finally settled and, to the knowledge of the Company, no issue previously raised in writing by any such taxing authority reasonably could be expected to result in a material assessment for any taxable period (or portion of a period) beginning on or after the Closing Date.

                  (g) The Company and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (h) Neither the Company nor any of its Subsidiaries (A) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (B) is required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method.

                  (i) There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

                  (j) Neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company, (B) is or has been a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes other than a group the common parent of which is the Company, (C) is or has been a party to any Tax allocation or Tax sharing agreement, or (D) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

                  (k) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                  (l) Neither the Company nor any of its Subsidiaries has requested a ruling from, or entered into a closing agreement with, the Internal Revenue Service or any other taxing authority which will have an effect on the Surviving Entity or any of its Subsidiaries in any taxable period ending after the Closing Date.

                  (m) None of the assets of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, "tax-exempt bond financed property" within the meaning of
Section 168(g)(5) of the Code, or may be treated as owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                  (n) Neither the Company nor any of its Subsidiaries has participated in a corporate tax shelter within the meaning of Treasury Regulations Section 1.6011-4T or participated in a transaction that it has disclosed pursuant to IRS Announcement 2002-2, 2002-2 I.R.B. 304. The Company and its Subsidiaries have disclosed on their U.S. federal Tax Returns all positions taken therein that are likely to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (o) There are no material "deferred intercompany transactions" or "intercompany transactions" between the Company and any of its Subsidiaries (or any of their respective predecessors), the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect.

         4.13     Employee Matters.

                  (a) Section 4.13(a) of the Company Disclosure Letter contains a true and complete list of all: (i) employee benefit plans (as defined in Section 3(3) of ERISA), including retirement, pension, profit sharing, savings, deferred compensation, supplemental retirement, hospitalization, medical, dental, vision care, disability, life, accident or other insurance plans, programs or arrangements, (ii) stock option, stock purchase, phantom stock or stock appreciation right, plans, programs or arrangements, (iii) severance, termination pay or supplemental unemployment benefits plans, programs or arrangements, and (iv) bonus or incentive plans, programs or arrangements (including fringe benefit plans or arrangements) sponsored, maintained or contributed to or required to be contributed to at any time by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of ERISA or section 414 of the Code, for the benefit of any employee or former employee of the Company, including any such type of plan established, maintained, sponsored or contributed to under the laws of any foreign country (the "Company Plans"). The Company has heretofore delivered to Parent true and complete copies of (i) each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, (ii) the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, (iii) annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan for the three most recent plan years and all required actuarial reports for the last three plan years of each Company Plan.

                  (b)      No Company Plan is subject to Title IV of ERISA or
section 412 of the Code and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA or section 412 of the Code during the six year period ending on the Effective Time.

                  (c) Neither the Company nor any ERISA Affiliate maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (d) Each Company Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of
Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle (i) qualifies for tax-exempt status under Section 501(c)(9) of the Code and (ii) complies with Section 505 of the Code, except for those Company Plans listed on Section 4.13(d) of the Company Disclosure Letter which the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

                  (e) There has been no event or circumstance which has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation or any other Person or entity under Title IV of ERISA or section 412 of the Code against the Company or any ERISA Affiliate and there has not been any event or circumstance which could reasonably be expected to result in such liability.

                  (f) Neither the Company nor any Subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, and during the past five years neither the Company nor any Subsidiary of the Company has experienced a work stoppage.

                  (g) Each Company Plan has been operated and administered in accordance with its terms and applicable law, including Section 406 of ERISA and Section 4975 of the Code.

                  (h) Each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.
(i) No Company Plan provides welfare benefits, including death or medical benefits, with respect to current or former employees or consultants of the Company or any Subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by applicable law).

                  (j) There are no pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan with respect to such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

                  (k) Section 4.13(k) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its Subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been delivered to Parent): (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its Subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent; (ii) each agreement with any employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions); (iii) each agreement with respect to any employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (iv) each other agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (l) Except as set forth in Section 4.13(l) of the Company Disclosure Letter, (i) no employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions), (ii) no amount payable, or economic benefit provided, by the Company or any of its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions) could be considered an "excess parachute payment" under Section 280G of the Code, (iii) no Person is entitled to receive any additional payment from the Company, any of its Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person, and (iv) neither the Company nor any of its Subsidiaries has granted to any Person any right to receive any Parachute Gross-Up Payment.

         4.14 Fairness Opinion. The Company Board has received the opinion of Friedman, Billings, Ramsey & Co., Inc. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (the "Fairness Opinion"). The Company has delivered to Parent a true and complete copy of the executed Fairness Opinion. The Company will include an executed copy of the Fairness Opinion in or as an annex to the Company Proxy Statement.

         4.15 Recommendation of the Company Board. The Company Board, by vote at a meeting duly called and held, has approved this Agreement, determined that the Merger is fair to and in the best interests of the Company's stockholders and has adopted resolutions recommending approval and adoption of this Agreement and the Merger contemplated hereby by the stockholders of the Company.

         4.16 Vote Required. The only vote of stockholders of the Company required under the DGCL, the Nasdaq National Market requirements, the Company Charter, the Company Bylaws or otherwise in order to consummate the transactions contemplated by this Agreement, including the Merger, is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required for such approval and adoption.

         4.17     Patents, Trademarks and Other Rights.

                  (a) List of Patents, Trademarks and Similar Rights. Sections 4.17(a)(i)-(vi) of the Company Disclosure Letter set forth complete and accurate lists and status of:

                           (i)      all foreign and domestic Intellectual
Property registrations and issued or granted patents, or if a registration or patent has not been issued or granted, all pending and abandoned applications for patents, and all applications to register trademarks, trade names, service marks, copyrights and domain names, and all extensions, renewals, restorations, revivals, resuscitations, continuations, continuations-in-part, divisionals, reissues, and reexaminations thereof, as well as all invention disclosure records for which the Company or its Subsidiaries has not filed for patent protection, which the Company and/or any of its Subsidiaries own or in which the Company or any of its Subsidiaries claim or can claim ownership;

                           (ii)     all products, including computer software or
technology, commercially sold or licensed by the Company or its Subsidiaries and all types of services commercially provided by the Company or its Subsidiaries;

                           (iii)    any material computer software and
applications in development by or owned by the Company or its Subsidiaries;

                           (iv)     in the case of Intellectual Property not
owned by the Company or its Subsidiaries, all agreements under which any Intellectual Property is licensed or sublicensed by the Company or any of its Subsidiaries from others or otherwise permitted by other Persons to use, indicating the parties to each such agreement, other than retail "shrinkwrap" or generally available retail types of licenses;

                           (v)      all agreements pursuant to which the Company
or any of its Subsidiaries has granted, or has an obligation to grant, any rights in, to or concerning any patents or other material Intellectual Property, including agreements that singularly provide or that contain one or more provisions providing with respect to Intellectual Property, assignments, covenants-not-to-sue or assert, licenses (exclusive or nonexclusive) or sublicenses, releases, grant-backs, cross-licenses, confidentiality or escrow arrangements, indemnification, and all settlement, consent or coexistent agreements involving Intellectual Property; and

                           (vi)     all other Intellectual Property (not
identified pursuant to clauses (i)-(v) above) that is material to the business and operations of the Company and/or its Subsidiaries.

                  (b) Free Title and Liens. The Company or its Subsidiaries own exclusively all the Intellectual Property identified and indicated in Sections 4.17(a)(i), (ii), (iii) and (vi) of the Company Disclosure Letter. Except as set forth in Section 4.17(b)(i)-(iii) of the Company Disclosure
Letter:

                           (i)      with respect to the Intellectual Property
(other than patents, patent applications, or invention disclosure records) owned by the Company or its Subsidiaries, the Company or the appropriate Subsidiary thereof has good and valid title thereto free and clear of all Liens, or exclusive licenses or cross-licenses or escrow arrangements, or covenants not-to-sue or, or any obligations to impose or enter into any of the foregoing;

                           (ii)     with respect to the patents, patent
applications and invention disclosure records owned by the Company or its Subsidiaries, the Company or the appropriate Subsidiary thereof has good and valid title thereto free and clear of (w) any obligations to license (exclusive or nonexclusive), cross-license or sublicense, escrow or assign, or any obligations to grant a covenant-not-to-sue or assert; (x) any Liens or restrictions on title; or (y) any license (exclusive or nonexclusive), sublicense, cross-license, assignment or escrow arrangements or covenants not-to-sue or assert; and

                           (iii)    with respect to all Intellectual Property
held by the Company or any of its Subsidiaries under license or sublicense, other than retail or generally available licenses, the Company or the appropriate Subsidiary thereof has the right to use such Intellectual Property in the manner and subject to limitations on the scope of such use as set forth in such licenses or sublicenses, free from any Lien and not subject to any restrictions, other than as set forth in such license or sublicense agreement.

                  (c) Protection of Intellectual Property. Except as set forth in Sections 4.17(c)(i)-(iv) of the Company Disclosure Letter:

                           (i)      (x)      the Company or the appropriate
Subsidiary thereof has taken actions that in its reasonable business judgment, consistent with industry standards, are appropriate ("Reasonable Actions") to protect and police its Intellectual Property, including filing the necessary documents (including submission to the appropriate patent office or compliance with, as appropriate, the following: full and timely payment of filing and similar fees during prosecution; issue or registration fees; maintenance fees; compliance with "small entity" requirements; compliance with inventorship requirements; compliance with oath/declaration execution requirements; and compliance with assignment execution and recording requirements) with the United States Patent and Trademark Office, or such other filing offices, domestic or foreign, and duly registering with or causing the respective Intellectual Property to be issued by such filing offices; and (y) to the extent necessary to protect its interest therein (including affording itself of the maximum remedies available under law), the Intellectual Property of the Company and its Subsidiaries has been used with all patent, trademark, copyright and other Intellectual Property notices, markings and legends prescribed by law;

                           (ii)     (x)      with respect to its Intellectual
Property rights that have been applied for or filed with the relevant Governmental Entities, or that have been registered, granted or issued by such relevant Governmental Entities, the Company or the appropriate Subsidiary thereof has protected and maintained, respectively, such Intellectual Property rights under applicable laws, and such applications, filings, registrations, grants, issuances, and other actions remain valid, in full force and effect, and, to the extent registered, granted or issued, fully enforceable by the Company or the appropriate Subsidiary thereof; (y) none of the material Intellectual Property rights owned by the Company or any of its Subsidiaries or, to the knowledge of the Company, licensed to any of them has expired, been abandoned or fallen into the public domain, has been canceled or adjudicated invalid (except with respect to patent applications that have been rejected by a Governmental Entity in the ordinary course of the patent application process and are listed on Section 4.17(c)(ii)(x) of the Company Disclosure Letter), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries rights thereto; and (z) the status and content of the Intellectual Property identified in Section 4.17(a)(i) of the Company Disclosure Letter is accurate and complete;

                           (iii)    there are no allegations by any
non-Governmental Entity third party to indicate that such Intellectual Property rights owned by the Company or any of its Subsidiaries that have been granted or applied for or filed with the relevant Governmental Entities and that have not been registered, granted or issued by such relevant Governmental Entities, are not entitled to registration, grant or issuance by the relevant Governmental Entities; and

                           (iv)     the Company and its Subsidiaries have
complied with, are complying with and will comply with: (1) their duty of disclosure before the United States Patent and Trademark Office, as defined by the relevant rules and regulations governing such duty, in connection with the prosecution of pending United States patent applications (including both patent applications pending as of the Closing Date and patent applications issued as patents as of the Closing Date); and (2) any comparable duty of disclosure before other patent offices in countries other than the United States, if any, in connection with the prosecution of patent applications in those countries.

                  (d)      Intellectual Property from Employees and Others.

                           (i)      Except as described in Section 4.17(d)(i) of
the Company Disclosure Letter, the employment policy of the Company and the employment policies of the Subsidiaries thereof require, and at all times in the past have required, that the entire right, title and interest of any and all Intellectual Property conceived, created, invented, authored or developed or caused to be reduced to practice by any employee of the Company or of any of its Subsidiaries during the term of, and that relates to, such employee's employment with the Company or such Subsidiary shall immediately and exclusively vest in the Company or the appropriate Subsidiary thereof, and the Company and its Subsidiaries have taken Reasonable Actions to generally enforce such employment policies.

                           (ii)     Except as described in Section 4.17(d)(ii)
of the Company Disclosure Letter, true and complete copies of the Company's employment policy, the employment policies of each of the Subsidiaries thereof and all past and current forms of employment agreements implementing this policy used by the Company or any of its Subsidiaries is attached to Section 4.17(d)(ii) of the Company Disclosure Letter.

                           (iii)    Except for those employees identified in
Section 4.17(d)(iii) of the Company Disclosure Letter, every current and past employee of the Company or any of its Subsidiaries and every individual named or identified as an inventor on any patent applications filed by or to be filed or on behalf of the Company and/or its Subsidiaries (including issued patents, pending patent applications and invention disclosures), has executed an agreement that sets forth therein a covenant and assignment implementing the policy set forth in clause (d)(i) above.

                           (iv)     Except as described in Section 4.17(d)(iv)
of the Company Disclosure Letter, the Company and its Subsidiaries have a policy (a true and complete copy of which is attached to Section 4.17(d)(iv) of the Company Disclosure Letter) to obtain, and have obtained, from all technical consultants and technical contractors, including all individuals named or identified as inventors on any patent applications filed or to be filed by or on behalf of the Company and/or its Subsidiaries (including issued patents, pending patent applications and invention disclosures), who contribute, will in the future contribute or have contributed to the creation or the development of Intellectual Property for the Company or any of its Subsidiaries valid written assignments to the Company or one or more of its Subsidiaries of such consultant's or contractor's rights to any such contribution that the Company or its Subsidiaries do not, or will not, own by operation of Law and the Company and its Subsidiaries have generally enforced such policy.

                           (v)      None of the individuals identified in
Sections 4.17(d)(iii) and (iv) of the Company Disclosure Letter and none of the technical consultants or technical contractors who have not provided the Company with a valid written assignment to such consultant's or contractor's rights as described in Section 4.17(d)(iv) has either generated or retained any Intellectual Property listed in Section 4.17(a) of the Company Disclosure Letter.

                           (vi)     For those patents, patent applications,
invention disclosure records and copyrightable materials listed in Section 4.17(a)(i) of the Company Disclosure Letter that do not identify the Company as the assignee, the Company has obtained, or the Company shall procure prior to Closing without providing any additional compensation, obligation or consideration unless with prior written approval from Parent, the necessary agreements and/or assignments to vest complete title to such patents, patent applications, invention disclosure records, and copyrightable materials in the Company.

                  (e) Trade Secrets. The Company and its Subsidiaries have taken all reasonable steps to protect and preserve the secrecy, confidentiality and value of all of their Trade Secrets and there are no unauthorized uses, disclosures or misappropriations of any Trade Secret.

                  (f) Intellectual Property Infringement. Except as set forth in Section 4.17(f) of the Company Disclosure Letter:

                           (i)      the Company's and its Subsidiaries'
activities (including the granting of any licenses or sublicenses), products and services have not, as presently conducted do not, and as presently contemplated to be conducted in the future will not, infringe upon or otherwise misappropriate or violate, any Intellectual Property rights of any other Person;

                           (ii)     there are no claims or suits pending, no
notice (formal or informal) provided, no legal proceedings or claims threatened, including any indemnification or contribution claims, in each instance, either currently pending or asserted in the past, and, to the knowledge of the Company, no basis for any such claim, suit or proceeding:

                                    (x)      alleging that the Company or any of
its Subsidiaries or any of their respective activities, products or services, or the practice of the inventions defined by their issued patents, infringe upon, violate or otherwise constitute an unauthorized use of any other Person's Intellectual Property;

                                    (y)      challenging the Company's or any of
its Subsidiaries' ownership of, right to use, or the validity or enforceability or effectiveness of any Intellectual Property it owns or in which it claims ownership, including the Intellectual Property listed in Section 4.17(a) of the Company Disclosure Letter; or

                                    (z)      contending, with respect to any
agreement entered into by the Company or any of its Subsidiaries, that the Company or any of its Subsidiaries has breached or violated such agreement, that any Intellectual Property licensed to or used by the Company or any Subsidiaries under such agreements has been violated or is invalid, unenforceable, unpatentable, unregisterable or cancelable, or violates, infringes or misappropriates any other Person's Intellectual Property, that a party to such agreement intends to cancel, terminate or fail to renew such agreement, or that there exists an event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by any party to such agreement;

                           (iii)    none of the Company or any of its
Subsidiaries has filed a claim against, provided notice to or taken any other action against any Person claiming the infringement, violation, or unauthorized use by any Person of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries and, to the knowledge of the Company, no Person is infringing, violating or misappropriating any such Intellectual Property;

                           (iv)     the execution and delivery of this Agreement
by the Company does not, and the consummation of the Merger and the other transactions contemplated by this Agreement will not, result in the loss of the Company's or its Subsidiary's rights in any Intellectual Property; and

                           (v)      None of the licenses or sublicenses granted
by the Company or any of its Subsidiaries (including MOSI and HyperTV) to Livewire LLC, a Delaware limited liability company, infringe upon or otherwise violate, any Intellectual Property rights of Wolzien or any other rights Wolzien may have with respect to the Company or any of its Subsidiaries (including MOSI and HyperTV).

                  (g) No Waiver of Privilege. The Company and its Subsidiaries have taken Reasonable Actions to maintain any attorney-client privilege or other legal privilege with respect to oral and written communications relating to Intellectual Property and legal claims and defenses related thereto.

                  (h) Adequacy of Rights. The Company and its Subsidiaries own or otherwise hold sufficient rights to all Intellectual Property necessary to carry on their respective business and all such rights shall survive the execution, consummation and performance of this Agreement unchanged in any respect.

                  (i) Wolzien Patent Improvements. Section 4.17(i) of the Company Disclosure Letter sets forth (a) a complete and accurate list of each Wolzien Patent Improvement (as such term is defined in the Asset Purchase Agreement (the "Wolzien Agreement"), dated April 7, 1999, between MOSI, Wolzien, HyperTV, and the Company, as amended on April 8, 2000) which has been disclosed by Wolzien to MOSI, (b) the date upon which each such disclosure occurred, (c) whether MOSI made an election to file a patent application with respect to each such Wolzien Patent Improvement, (d) the date of any such election, (e) if such election was made, the date upon which a patent application was filed with respect to such Wolzien Patent Improvement and (f) the status of any such patent application. With respect to each Wolzien Patent Improvement set forth in
Section 4.17(i) of the Company Disclosure Letter, the Company and MOSI have taken Reasonable Actions to determine whether MOSI should elect to file a patent application for such Wolzien Patent Improvement. Wolzien has not exercised his option (or indicated any inclination to exercise his option) to prepare and file a patent application in his own name and title with respect to any Wolzien Patent Improvements for which MOSI has not prepared and filed a patent application within the ninety (90) day period after which such Wolzien Patent Improvement had been disclosed to MOSI pursuant to the Wolzien Agreement.

                  (j) Prior Agreements. To the knowledge of the Company, no current or former employee is or was a party to any confidentiality agreement or agreement not to compete which restricts or forbids, or restricted or forbade, during any time of such employee's employment by the Company or any of its Subsidiaries, such employee's performance of the business of the Company or any of its Subsidiaries or any activity such employee was hired to perform.

         4.18     Certain Agreements, Affiliate Transactions and Insurance.

                  (a) Section 4.18(a) of the Company Disclosure Letter lists or describes each Contract to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets are subject or bound, of the following nature (each Contract listed or required to be listed on Section 4.18(a) of the Company Disclosure Letter, along with each Contract listed or described, or required to be listed or described, on Sections 4.3(c), 4.3(d), 4.6(a), 4.17(a)(iv), 4.17(a)(v), 4.18(b) or 4.18(c) of the Company Disclosure
Letter, a "Material Contract"):

                           (i)      Contracts that are required to be filed with
the Commission pursuant to the Exchange Act as an exhibit to the Company's Annual Report on Form 10-K;

                           (ii)     Contracts that were entered into outside the
ordinary course of business and pursuant to which any obligations or liabilities (whether absolute, contingent or otherwise) remain outstanding;

                           (iii)    employment, bonus or consulting agreements
involving potential payments in excess of $50,000 over any period of 12 months or more;

                           (iv)     Contracts evidencing or securing
Indebtedness of the Company or any of its Subsidiaries (other than trade accounts arising in the ordinary course of business that do not exceed $10,000 individually or $250,000 in the aggregate);

                           (v)      Contracts in which the Company or any of its
Subsidiaries has guaranteed the obligations of any Person;

                           (vi)     Contracts that may require the Company or
any of its Subsidiaries to indemnify any other Person;

                           (vii)    any Contract involving the potential payment
(A) by the Company or any of its Subsidiaries of $50,000 or more or (B) to the Company or any of its Subsidiaries of an amount that is reasonably likely to be $50,000 or more, in each case including agreements with television networks (including broadcast and cable networks), cable and direct broadcast system operators, manufacturers of televisions and set-top boxes and advertisers;

                           (viii)   Contracts that contain any "most favored
nations" provisions, as such term is commonly understood in the cable television and satellite television industries;

                           (ix)     Contracts that guarantee any Person a
particular amount of payment from the Company or any of the Company's Subsidiaries irrespective of such Person's performance of any of its obligations under such Contract;

                           (x)      Contracts between the Company or any of its
Subsidiaries, on the one hand, and any director, officer or Significant Stockholder of the Company or any of its Subsidiaries or Equity Affiliates, on the other hand;

                           (xi)     Contracts between the Company or any of its
Subsidiaries, on the one hand, and any Significant Party, on the other hand;

                           (xii)    Contracts that contain a Change of Control
Covenant; and

                           (xiii)   Contracts giving any Person the right
(contingent or otherwise) to require the Company or any of its Subsidiaries to register under the Securities Act any securities or to participate in any registration of such securities.

Except as set forth in Section 4.18(a) of the Company Disclosure Letter, each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies and except that employees' covenants not to compete may not be enforceable in accordance with their terms in California and certain other jurisdictions), and the Company or the applicable Subsidiary of the Company, as the case may be, has taken all actions necessary to comply in all material respects with such Material Contract and is not in breach or violation of or default under (with or without notice or lapse of time or both) of any such Material Contract. To the knowledge of the Company, except as set forth in Section 4.18(a) of the Company Disclosure Letter, all parties to the Material Contracts other than the Company and its Subsidiaries have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under, such Material Contracts. The Company has not received notice of any actual or threatened termination, cancellation or limitation to, and there has not been any other adverse development in respect of, any of the Material Contracts. The Company has delivered to Parent a true and correct copy of each Material Contract that is in writing, and a description of all material terms of each Material Contract or arrangement that is not in writing, listed or described or required to be listed or described on Section 4.18(a) of the Company Disclosure Letter.

                  (b) Except as set forth in Section 4.18(b) of the Company Disclosure Letter, (i) there is no Contract or any judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be likely to have the effect of prohibiting or materially restricting or limiting the ability of the Company to conduct its business as the same is currently conducted or contemplated to be conducted and (ii) none of the Company or any of the Company's Subsidiaries is a party to, and none of their respective assets is bound by, any Contract or any judgement, injunction, order or decree that, after the consummation of the transactions contemplated by this Agreement, would be or would purport to be binding upon Parent, a Controlling Party of Parent or any Affiliate of a Controlling Party of Parent (other than the Surviving Entity and the Surviving Entity's Subsidiaries) or any Contract or any judgement, injunction, order or decree in respect of which any act or omission of Parent, a Controlling Party of Parent or any Affiliate of a Controlling Party of Parent (other than the Surviving Entity and the Surviving Entity's Subsidiaries) would result in a breach or violation thereof or, in the case of any Contract, constitute (with or without notice or lapse of time or both) a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation or result in the loss or modification of any material rights or benefits thereunder or result in any Lien or Restriction on any of the material assets of the Surviving Entity or any of its Subsidiaries. The Company has delivered to Parent a true and correct copy of each Contract that is in writing, a description of all material terms of each Contract or arrangement that is not in writing, and a true and correct copy of each judgment, injunction, order or decree, listed or described, or required to be listed or described, on Section 4.18(b) of the Company Disclosure Letter.

                  (c) Section 4.18(c) of the Company Disclosure Letter lists or describes all transactions and Contracts between the Company or any of its Subsidiaries, on the one hand, and any director, executive officer or Significant Stockholder of the Company or any of its Subsidiaries or Equity Affiliates, on the other hand. The Company has delivered to Parent a true and correct copy of each Contract and arrangement that is in writing, and a description of all material terms of each transaction and each Contract that is not in writing, listed or described, or required to be listed or described, on
Section 4.18(c) of the Company Disclosure Letter.

                  (d) Section 4.18(d) of the Company Disclosure Letter sets forth all directors' and officers', errors and omissions, fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries. Such policies are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of each policy set forth, or required to be set forth, on Section 4.18(d) of the Company Disclosure Letter.

         4.19 No Investment Company. The Company is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

         4.20 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) or any anti-takeover provision in the Company Charter or Company Bylaws is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement. The Company Board has taken all action so that none of Parent, any Controlling Party of Parent or any Affiliates of a Controlling Party of Parent will be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement, or the consummation of the transactions contemplated hereby.

         4.21 Rights Agreement. The Company and the Company Board have taken all action necessary to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

         4.22 Provided Information. All written information (excluding financial projections) concerning the Company and its Subsidiaries that has been prepared by or on behalf of the Company, its Subsidiaries or any of their respective officers or authorized representatives and that has been provided to Parent, any of its Affiliates or any of their respective authorized representatives in connection with the Merger, was, at the time made available, correct in all material respects and did not, at the time made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. All financial projections concerning the Company and its Subsidiaries, whether oral or written, that have been prepared or made by or on behalf of the Company, its Subsidiaries or any of their respective officers or authorized representatives, and that have been provided to Parent, any of its Affiliates or any of their respective authorized representatives in connections with the Merger or that have been made public since January 1, 2002 by or on behalf of the Company, its Subsidiaries or any of their respective officers or authorized representatives,
(a) have been reasonably prepared or made on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and its Subsidiaries and (b) are the same financial projections used by the Company for internal planning purposes. The Company has no knowledge that the future financial performance of the Company is unlikely to be consistent in all material respects with such financial projections.

         4.23 Documents Delivered. All documents which have been or shall be delivered to Parent by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby (including all documents and agreements referenced in the Company Disclosure Letter or provided to Parent in connection with its due diligence investigation of the Company) are or when so delivered shall be correct, current and complete copies of the originals thereof.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent hereby represents and warrants to the Company as follows:

         5.1      Organization and Qualification. Each of Parent and Merger Sub
(a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except, in the case of clause (c), in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or a material adverse effect on the ability of Parent and Merger Sub to perform their obligations under, and to consummate the transactions contemplated by this Agreement (collectively, a "Parent Material Adverse Effect"). Parent has made available to the Company a true and complete copy of Merger Sub's certificate of incorporation and bylaws, each as amended to the date hereof.

         5.2 Authorization and Validity of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and subject to obtaining the approval of Parent's stockholders contemplated by Section 3.2 and the satisfaction of the conditions set forth in
Section 7.1(b), to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to the approval of Parent's stockholders described in the previous sentence. This Agreement has been duly executed and delivered by Parent and Merger Sub and is a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         5.3      Capitalization.

                  (a) As of the date hereof, the authorized capital stock of Parent consists solely of (i) 500,000,000 shares of Class A Parent Stock,
(ii) 200,000,000 shares of Class B Parent Stock and (iii) 500,000,000 shares of Parent Preference Stock. As of the close of business on August 31, 2002, 40,893,099 shares of Class A Parent Stock, 30,631,746 shares of Class B Parent Stock and no shares of Parent Preference Stock were issued and outstanding. All such shares were validly issued, fully paid and nonassessable. As of the close of business on March 31, 2002, there were outstanding Warrants and employee stock options exercisable for an aggregate of 8,075,642 shares of Class A Parent Stock. Each share of Class B Parent Stock is convertible, at any time, into one share of Class A Parent Stock. The shares of Class A Parent Stock to be issued in the Merger will, when issued, be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. All other material aspects of Parent's capitalization have been disclosed in the Parent SEC Reports.

                  (b) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

         5.4 No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not:

                  (a) conflict with or violate the memorandum of association or articles of association of Parent or the certificate of incorporation or bylaws of Merger Sub;

                  (b) except as disclosed in Section 5.4(b) of the Parent Disclosure Schedule, require any Governmental Consent or Governmental Filing, in each case on the part of Parent or any Subsidiary of Parent, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Governmental Consents and Governmental Filings with foreign, state and local Governmental Entities described on Section 5.4(b) of the Parent Disclosure Schedule, (iii) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (iv) the filing with the Commission, and the effectiveness, of the Registration Statement as contemplated by Section 3.2(c), (v) the filing with the Commission of the Parent Proxy Statement and such reports and other documents under Sections 13(a), 13(d), 15(d) or 16 of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby and (vi) such other Governmental Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Parent Material Adverse Effect;

                  (c) require, on the part of Parent or any Subsidiary of Parent, any Contract Consent by, or Contract Notice to, any other Person (other than a Governmental Entity), under any License or other Contract, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Parent Material Adverse Effect;

                  (d) give rise to any Violation of any Contract to which Parent or any Subsidiary of Parent is a party, by which Parent, any Subsidiary of Parent or any of their respective assets or properties is bound or affected or pursuant to which Parent or any Subsidiary of Parent is entitled to any rights or benefits, except for such Violations that will not, individually or in the aggregate, have a Parent Material Adverse Effect; or

                  (e) assuming that the Governmental Consents and Governmental Filings specified in clause (b) of this Section 5.4 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Parent or any Subsidiary of Parent or by which any of their respective properties or assets are bound, except for such Violations that will not, individually or in the aggregate, have a Parent Material Adverse Effect.

         5.5 Registration Statement; Parent Proxy Statement. None of the information concerning Parent or any of its Subsidiaries supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in, and that is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, (ii) the Company Proxy Statement or any amendment or supplement thereto, or (iii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, and, in the case of the Company Proxy Statement or any amendment or supplement thereto, at the time of mailing to the Company's stockholders or at the time of the Company Special Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act (except that no representation is made as to the form of the Company Proxy Statement to the extent it constitutes the prospectus thereunder).

         5.6      Report and Financial Statements. Except as set forth on
Section 5.6 of the Parent Disclosure Schedule, Parent's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 (the "20-F") at the time filed, complied in all material respects with the applicable requirements of Form 20-F under the Exchange Act, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the notes thereto) of Parent and its Subsidiaries included in the 20-F, at the time filed, fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended.

         5.7 Absence of Certain Changes or Events. Except as disclosed in the earnings releases issued by the Parent for the quarterly periods ended March 31, 2002 and June 30, 2002, since the date of the most recent audited financial statements included in the Parent SEC Reports, there has not been, as of the date of this Agreement, (a) any change in the financial condition, results of operations, business, assets or liabilities of Parent and its Subsidiaries that, individually or in the aggregate has had or is reasonably likely to have a Parent Material Adverse Effect or (b) any change by Parent in its accounting principles, practices or methods except as required by GAAP.

         5.8 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by Parent or any of its Subsidiaries or their respective directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement.

         5.9 Recommendation of the Parent Board. The Parent Board, by vote at a meeting duly called and held, has approved the Issuance and has adopted resolutions recommending approval of the Issuance by the stockholders of Parent.

                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 Access to Information Concerning Properties and Records. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, upon reasonable notice, the Company will (and will use reasonable efforts to cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. Parent agrees that it will not, and will cause its officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section 6.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

         6.2 Confidentiality. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") will, and will cause its Affiliates, directors, officers, employees, agents and controlling Persons (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information (as defined below) of the disclosing party in strict confidence and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party will provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a receiving party be liable for any indirect, punitive, special or consequential damages. In the event this Agreement is terminated, each party will, if so requested by the other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same upon request of the disclosing party.

                  For purposes of this Section 6.2, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information. Nothing contained in this Section 6.2 shall be construed to limit a receiving party's right to independently develop or acquire products without use of the disclosing party's Confidential Information. Further, a receiving party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such receiving party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained without extraordinary effort by persons who have had access to the Confidential Information in the normal course of their use or review of Confidential Information pursuant to this letter, including ideas, concepts, know-how or techniques contained therein. Neither the Company nor Parent shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

         6.3 Public Announcements. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the preceding sentence, upon execution of this Agreement and upon the Closing, the Company and Parent will consult with each other with respect to the issuance of a joint press release with respect to this Agreement and the transactions contemplated hereby.

         6.4 Conduct of the Company's Business Pending the Effective Time. Except as set forth on Section 6.4 of the Company Disclosure Letter, the Company will, and will cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, including Section 6.5 hereof, or consented to or approved in writing by Parent, during the period commencing on the date hereof and ending at the Effective Time:

                  (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

                  (b) use reasonable best efforts to preserve intact its business organization, to preserve its Licenses in full force and effect, to maintain its Intellectual Property (including the payment of any administrative fees), to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

                  (c) not (i) make or permit any change or amendments in its certificate or articles of incorporation, bylaws or similar organizational documents; (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities (other than shares of Company Common Stock issued upon the exercise of any Company Stock Options outstanding on the date hereof or Warrants outstanding on the date hereof), any Convertible Securities or any phantom shares, phantom equity interests or stock or equity appreciation rights; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any equity interests, other securities, Convertible Securities or phantom shares, phantom equity interests or stock or equity appreciation rights of the Company or any Subsidiary of the Company; (v) amend or modify, or accelerate, amend or change the period of exercisability or vesting of, any outstanding Company Stock Options, Warrants or other Convertible Securities, or adopt, authorize or amend any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus, option or similar plan, arrangement or agreement (including any Company Stock Plan); (vi) make any changes in its equity capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a Subsidiary of the Company paid ratably to its stockholders or the partners thereof, as the case may be (provided in the case of any non-Wholly Owned Subsidiary of the Company that the other stockholders of or partners in such Subsidiary are not officers, directors, employees or Affiliates of the Company or of any of its Subsidiaries); (viii) sell, transfer or otherwise dispose of, or pledge any Investment Security or any stock, equity or partnership interest owned by it in any Subsidiary or Equity Affiliate of the Company; or (ix) enter into or assume any Contract with respect to any of the foregoing;

                  (d) not (i) modify or change in any material respect any License, any Material Contract or any other Contract that is material to the business of the Company, other than in the ordinary course of business consistent with past practice; (ii) modify or change in any respect any of the Specified Contracts; (iii) terminate any License, Material Contract or any other Contract that is material to the business of the Company, (iv) offer to enter into, assume or enter into, a Contract with any Person where the terms and provisions so offered, or the terms and provisions of the Contract to be entered into or assumed would give any other Person (an "MFN Beneficiary") the right to require at any time that the terms and conditions of such MFN Beneficiary's Contract with the Company or any of its Subsidiaries be adjusted, changed or modified (including retroactively) in any manner based upon the terms and provisions in the first Person's Contract or that such Contract be terminated;
(v) hire any new employee, replace any existing employee, enter into any new employment, consulting, contractor, agency or commission agreement, make any amendment or modification to any such existing agreement or grant any increases in compensation, other than the regular annual salary increases required to be made pursuant to the terms of existing employment agreements with employees of the Company or its Subsidiaries who are not directors or officers of the Company; (vi) establish, amend or modify any employee benefit plan of any kind referred to in Section 4.13(a), except to the extent required by any applicable law, the existing terms of any such plan or the provisions of this Agreement;
(vii) except as set forth in Section 6.12, modify, amend, renew or enter into any directors' and officers' insurance policy with respect to the Company or any of its Subsidiaries; (viii) provide security for any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances; (ix) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (x) cancel or forgive any Indebtedness or waive any claims or rights of substantial value; (xi) make or authorize any capital expenditures other than in the ordinary course of business in amounts of more than $25,000 individually or $100,000 in the aggregate; (xii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness; (xiii) other than as otherwise permitted by this Agreement and, in the case of transactions between the Company and any of its Wholly Owned Subsidiaries or between Wholly Owned Subsidiaries of the Company, other than the normal cash management practices (including reimbursement of business expenses) of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any Significant Stockholder or director, former director, officer, former officer, partner, Affiliate or Equity Affiliate of the Company or any of its Subsidiaries not required by the terms of an existing Contract described in Section 4.18 of the Company Disclosure Letter;
(xiv) guarantee or otherwise become responsible for any Indebtedness of any other Person; (xv) settle or compromise any claims, litigation or arbitration;
(xvi) enter into or assume any Contract that would be a Specified Contract, or amend any term of any existing Contract in a manner that would cause it to become a Specified Contract; or (xvii) enter into or assume any Contract with respect to any of the foregoing;

                  (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                  (f) not sell, lease or encumber or otherwise voluntarily dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                  (g) not incur any amount of Indebtedness or assume or enter into any Contract to do so;

                  (h) not (i) modify or change in any respect, or terminate any agreement related to material Intellectual Property; (ii) provide, or enter into any Contract that provides, or amend, modify or change any existing Contract to provide (A) any assignment, grant-backs, cross-license, of, or covenant not-to-sue, covenant not to assert or grant of release regarding, any Intellectual Property, (B) the granting or licensing to any other Persons of (1) any exclusive right (within any geographic area or line of products or services or field of use) to use any of the Company's or its Subsidiaries' owned or licensed Intellectual Property or (2) any right (within any geographic area or line of products or services or field of use) to use any of the Company's or its Subsidiaries' material owned or licensed Intellectual Property, (C) any Person with "most favored nations" (as such term is customarily understood in the cable television and satellite television industries) terms and conditions, (D) that the Company or any of its Subsidiaries would be required to exclusively use the products or services provided by another party (or an Affiliate thereof) or a specified third party (or refrain from using the products and services of any Person other than such other party or such specified other Person) within any geographic area or line of products or services or field of use, (E) that the Company or any of its Subsidiaries will not sue or otherwise institute legal action against any other Person for any reason, (F) any agreements with third parties for the exchange and/or protection of confidential information, (G) rights or obligations that are binding upon, or purport to be binding upon, any Person (other than any Subsidiary of the Company) that is not a party to such Contract (H) any provisions requiring the Company or any of its Subsidiaries to indemnify any Person; (I) that the Company or any of its Subsidiaries guarantee any Person a particular amount of payment from the Company or any of its Subsidiaries irrespective of such Person's performance of any of its obligations; or (J) a Change of Control Covenant with respect to the Company or its Subsidiaries; (iii) terminate or modify or change in any material respect any agreement setting forth a covenant or assignment implementing the policies described in Section 4.17(d); (iv) sue or otherwise institute legal action (including by the assertion of a counterclaim) against any Person for any reason; or (v) solicit, initiate or encourage inquiries or submission of proposals or offers from any Person relating to, or enter into or assume any Contract with respect to, any of the foregoing;

                  (i) not (i) make, revoke or amend any Tax election, (ii) make any material change in any accounting, financial reporting or Tax practice or policy, (iii) execute any waiver of restrictions on assessment or collection of any Tax, (iv) enter into or amend any agreement or settlement with any Tax authority, (v) change the Company's auditors or (vi) permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated, except, in the case of clause (v), in the ordinary course of business consistent with past practice;

                  (j) not take any action that would cause its representations and warranties contained in Section 4.1 to be untrue in any respect or, except as otherwise contemplated by this Agreement, make any changes to the corporate structure of the Company and its Subsidiaries (including the structure of the ownership by the Company of the direct and indirect interests in its Subsidiaries and of the ownership by the Company and its Subsidiaries of their respective businesses and assets);

                  (k) not make any capital contribution to any Person other than as required pursuant to the terms of a Company Investment Agreement listed on Section 4.6(a) of the Company Disclosure Letter as such terms are in effect on the date hereof, or acquire any securities or other debt or equity interests in any other Person or enter into or assume any Contract with respect to the foregoing;

                  (l) not revalue any of its assets, including writing down the value of any assets or writing off any notes or accounts receivable, except as required by GAAP;

                  (m) prepare budgets, forecasts, and other internal management reports in a manner and at times consistent with the Company's past practice; and

                  (n) give prompt notice in writing to Parent of (i) any information that indicates that any of the Company's representations or warranties contained herein were not true and correct as of the date hereof or will not be true and correct as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VII hereof to be satisfied, (iii) any notice or other communication from a third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 6.9 or any order or judgment entered or rendered therein.

         6.5      No Solicitation.

                  (a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company agrees that it shall not, nor shall it permit any of its Subsidiaries or Affiliates to, nor shall it authorize or permit any officer, director, employee, agent or representative (including any investment banker, attorney, accountant or other adviser) of the Company or any of its Subsidiaries to, directly or indirectly, or otherwise (i) solicit, initiate, encourage or otherwise facilitate any inquiries or the submission of any proposals or offers from any Person that relates to any Alternative Proposal, (ii) participate in any discussions or negotiations regarding any Alternative Proposal, (iii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business or assets of the Company or any of its Subsidiaries, to any Person in connection with any Alternative Proposal, (iv) approve, recommend or permit the Company or any Subsidiary to enter into an agreement or understanding with any Person relating to any Alternative Proposal, (v) amend or grant any waiver or release of any standstill agreement or (vi) vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the foregoing; provided, however, that nothing contained in this Section 6.5 shall prevent the Company or the Company Board from (A) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Alternative Proposal by means of a tender offer; or (B) recommending an Alternative Proposal to the stockholders of the Company if (x) the Company Board determines in good faith by a majority vote that such Alternative Proposal is a Superior Proposal (as defined below) and that on the basis of written advice of the Company's outside legal counsel, it must recommend such Superior Proposal to the stockholders of the Company in order to comply with its fiduciary duties under applicable law, and (y) the Company has complied with paragraphs (b), (c),
(d) and (e) of this Section 6.5. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.5.

                  (b) The restrictions set forth in Section 6.5(a) shall not prevent the Company Board (or any officer, director or employee of, or any investment banker, attorney, accountant or other advisor, representative or agent, of the Company) in the exercise of and as required by its fiduciary duties under applicable law as determined by the Company Board in good faith (after consultation with and not inconsistent with the written advice of the Company's outside legal counsel) from engaging in discussions or negotiations with (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Alternative Proposal), and furnishing information concerning the Company and its business and assets to, a Person who makes a written, unsolicited, bona fide Alternative Proposal (except that for purposes of this Section 6.5(b), to constitute an Alternative Proposal such proposal, (w) if relating to the issuance by the Company or any of its Subsidiaries of any equity interest in or any voting securities of the Company or such Subsidiary, must contemplate the issuance of more than 50% rather than 10% or more, of the total of such equity interests or voting securities, (x) if relating to the acquisition in any manner of any assets of the Company or its Subsidiaries, must contemplate the acquisition of more than 50%, rather than 10% or more, of the total of such assets, (y) if relating to the acquisition by any Person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company, must contemplate the acquisition of more than 50%, rather than 10% or more, of the then outstanding shares of capital stock of the Company and (z) may not be an Alternative Proposal with respect to an Intellectual Property Transaction) that, (A) after taking into consideration the strategic benefits to the Company of the Merger (after consultation with its financial advisor), is financially superior to the Merger, as determined in good faith by a majority of the Company Board after consultation with, and the receipt of a written opinion from, the Company's financial advisors, which shall be of national reputation,
(B) will constitute a transaction for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of the Company Board, is reasonably capable of being obtained and (C) if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the Person making the proposal, as determined in the good faith judgment of a majority of the Company Board (after consultation with its outside legal counsel)(any such Alternative Proposal satisfying clauses (A),(B) and (C) above is herein referred to as a "Superior Proposal"); provided, that in advance of the taking of any such actions by the Company, Parent shall have been notified in writing of such Superior Proposal and given a copy of such Superior Proposal.

                  (c) The Company shall provide Parent (for at least five business days following the receipt of such notice) an opportunity to propose an amendment to this Agreement to provide for terms and conditions no less favorable than the Superior Proposal in which event the Company shall cause its respective financial and legal advisors to negotiate in good faith with Parent for a reasonable period of time after the Company Board determines that the terms and conditions proposed by Parent are no less favorable than the Superior Proposal, to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby. The provisions of this paragraph shall apply to successive Superior Proposals (provided that each such Superior Proposal shall meet the then applicable requirements thereof, based upon the terms of this Agreement in effect on the date hereof or as such terms shall be modified, amended or superseded).

                  (d) The Company shall promptly advise Parent orally and in writing of any request for information or of any Alternative Proposal, or any inquiry, offer or proposal with respect to or which could lead to any Alternative Proposal (whether made directly to the Company or one of its advisers), the material terms and conditions of such request, Alternative Proposal or inquiry, offer or proposal, and the identity of the Person making any such request, Alternative Proposal or inquiry, offer or proposal. The Company shall keep Parent fully informed of the status and details of any such request, Alternative Proposal or inquiry, offer or proposal.

                  (e) Notwithstanding Section 6.5(b), the Company shall not provide any non-public information to a third party unless the Company provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms set forth in Section 6.2.

                  (f) The Company shall immediately cease and cause to be terminated any existing discussion or negotiations with any Persons (other than Parent) conducted prior to the date of this Agreement with respect to any of the foregoing and will exercise its rights under any confidentiality agreements with any such Persons to require the return or destruction of confidential information provided by the Company or its representatives to any such Persons.

         6.6 Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, except that the Commission filing fee for the Company Proxy Statement, the Parent Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the fee for filing under the Hart-Scott Act will be borne one-half by Parent and one-half by the Company.

         6.7 Actions by Merger Sub. In its capacity as the sole stockholder of Merger Sub, Parent will cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby

         6.8 Listing. Each party hereto agrees to take all action reasonably necessary to cause the shares of Class A Parent Stock to be issued in the Merger to be authorized for listing or otherwise eligible for trading on the Relevant Market, subject to official notice of issuance.

         6.9 Defense of Litigation. Each of the parties agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company will not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of Parent. Each of the parties further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.

         6.10     Indemnification of Directors and Officers.

                  (a) From and after the Effective Time, the Surviving Entity will indemnify, defend and hold harmless the present and former officers and directors of the Company (when acting in such capacity) (each, an "Indemnified Party" and together, the "Indemnified Parties") (and will also, subject to Section 6.10(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against all losses, costs, expenses, claims, damages, judgments or liabilities incurred in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer or director of the Company pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") to the fullest extent permitted under the DGCL; provided, however, that such indemnification will be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that the Surviving Entity shall, subject to Section 6.10(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case the Surviving Entity shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or Company Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any Subsidiaries of the Company, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect for a period of not less than six years after the Effective Time.

                  (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company and the Surviving Entity agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of this
Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), will promptly notify the Surviving Entity thereof, whereupon the Surviving Entity will have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, the Surviving Entity will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Entity and the Indemnified Parties, the Indemnified Parties may retain separate counsel and the Surviving Entity will pay or cause to be paid all reasonable fees and expenses of such counsel; provided, however, that the Surviving Entity will not be obligated pursuant to this Section 6.10(b) to pay for more than one firm or counsel (or in the event that the independent directors of the Company make a good faith determination that they require independent counsel, two firms or counsel) to represent all Indemnified Parties in any jurisdiction and (ii) the Indemnified Parties will cooperate in the defense of such matter. The Surviving Entity will not be liable for any settlement effected without its prior written consent (which consent will not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained in this Section 6.10, the Surviving Entity shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in a manner contemplated hereby is prohibited by applicable law.

                  (c) This Section 6.10 is intended to benefit the Indemnified Parties and will be enforceable by each Indemnified Party, his or her heirs and representatives and will be binding on all successors and assigns of the Surviving Entity.

         6.11 Parent Warrant. In the event that the Company is required to pay the Termination Fee pursuant to the terms of Section 8.5(b), then, effective upon the date such Termination Fee shall become payable or such termination shall become effective, as applicable, the Company shall issue to Parent warrants to purchase a number of shares of Company Common Stock equal to 3.99% of the outstanding shares of Company Common Stock on the date such warrants are issued (determined on a fully-diluted basis, including after giving effect to the exercise of such warrants) for an exercise price of $1.40 per share, which warrants shall be exercisable for a period of three (3) years from the date of issue and shall contain such terms and provisions (including anti-dilution provisions) as are customarily found in warrants issued by publicly-traded companies.

         6.12 Liability Insurance. Within five days from the date of this Agreement, the Company shall designate Marsh & MacLennan as its broker of record for the purpose of securing for the Company a directors' and officers' liability insurance policy providing up to $10 million of "A" side coverage only and a three-year run off. If after 25 days from the date Marsh & McLennan is designated as the Company's broker of record, if it is unable to secure such coverage from one or more insurance carriers reasonably acceptable to Parent, the Company shall have the right to purchase an extension of its existing directors and officers liability insurance policy and a three-year run off from any reputable carrier, provided that the monthly premium for the extension does not exceed $100,000 and the premium for the three-year run off does not exceed $835,000.

         6.13 Actions With Respect to MOSI. Promptly following the execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries to and shall use its best commercially reasonable efforts to cause the individuals specified on Schedule 6.13 to, execute and deliver to the Company the agreement annexed hereto as Exhibit 6.13 (the "MOSI Agreement").

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 Conditions Precedent to the Obligations of Parent, Merger Sub and the Company. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by Parent, for Merger Sub (but not for the Company), or by the Company for itself (but not for Parent or Merger
Sub):

                  (a) Approval of Stockholders. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable law, the Company Charter and the Company Bylaws. The Issuance shall have been approved by the requisite vote under the rules of the Relevant Market by the stockholders of Parent.

                  (b) Registration. (i) the Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, and (ii) Parent shall have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations will be in full force and effect.

                  (c) Hart-Scott Act. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the Hart-Scott Act shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

                  (d) Nasdaq Listing. The shares of Class A Parent Stock to be issued in the Merger will have been authorized for listing or otherwise eligible for trading on the Relevant Market subject only to official notice of issuance.

                  (e) Absence of Injunctions. No permanent or preliminary Injunction or restraining order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation subject to any condition or restriction that has had or would have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, any Controlling Party of Parent and its Subsidiaries taken as a whole, or the Surviving Entity and its Subsidiaries taken as a whole.

         7.2 Conditions Precedent to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Parent:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Sections 4.1 (other than the last sentence), 4.2, 4.6(f), 4.6(g), 4.9, 4.15, 4.16, 4.17, 4.19, 4.20
and 4.21 shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date. Each other representation and warranty of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representation and warranty speaks as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Officers' Certificate. The Company shall have delivered to Parent (i) a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company certifying as to the fulfillment of the conditions specified in the first sentence of Section 7.1(a) and in Sections 7.2(a) and 7.2(b), (ii) certificates, dated the Closing Date, signed by and on behalf of each of the individuals listed on Schedule 7.2(c), and (iii) a certificate of the Secretary of the Company certifying, among other things, (A) the incumbency of all officers of the Company having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and
(B) the resolutions of the Company Board referred to in Section 4.15, any subsequent resolutions of the Company Board with respect to the Merger and the resolution of the Company's stockholders approving the Merger Proposal.

                  (d) No Adverse Enactments. There shall not have been any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which, in Parent's reasonable judgment (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires or may require Parent, any Controlling Party of Parent, the Surviving Entity or any of their respective Subsidiaries to divest or hold separate any material portion of the assets or business of Parent, any Controlling Party of Parent, the Surviving Entity or any of their respective Subsidiaries, if the Merger is consummated,
(iii) imposes or may impose material limitations on the ability of Parent or any Controlling Party of Parent to effectively exercise full rights of ownership of shares of capital stock of the Surviving Entity (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Entity) or makes or may make the holding by Parent or any Controlling Party of Parent of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires or may require Parent or any Controlling Party of Parent or the Company or any of their respective Subsidiaries or Affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its Subsidiaries, if the Merger is consummated, or (v) otherwise prohibits or unreasonably delays, or may prohibit or unreasonably delay, the consummation of the Merger or any of the other transactions contemplated by this Agreement or increases in any material respect the liabilities or obligations of Parent arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

                  (e) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole, shall have been obtained and given.

                  (f)      No Material Adverse Change. Since the date hereof,
(A) nothing shall have occurred, and Parent shall not have become aware of any circumstance, change or event having occurred prior to such date, which individually or in the aggregate, has had or, in the reasonable judgment of Parent, could be expected to have, a material adverse effect on (i) the transactions contemplated hereby or Parent's liabilities or obligations with respect to such transactions, or (ii) the business, assets, results of operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, the Surviving Entity and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule (including the Company Disclosure Letter) which, subsequent to the date hereof, actually occurs), and
(B) there shall not have occurred (i) any general suspension of trading in the Company Common Stock on the Nasdaq Stock Market, (ii) any decline, measured from the date hereof, in the Dow Jones Industrial Average or the Nasdaq Composite Index by an amount in excess of 15% or (iii) a declaration of a banking moratorium or any general suspension of payments in respect of banks in the United States.

                  (g) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and filings due after the Effective Time, all Local Approvals, and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, Parent and its Subsidiaries taken as a whole, any Controlling Party of Parent and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole.

                  (h) Significant Party Contracts. Each of the Significant Party Contracts shall be in full force and effect immediately prior to the Effective Time and no party shall have taken any action (including the delivery of notice), or threatened to take any action, to terminate, cancel, declare a default or breach, or accelerate payments or performance obligations of the Company or any of its Subsidiaries under, any Significant Party Contract, which action (or notice) has not been withdrawn, rescinded or otherwise been legally determined to be ineffective.

                  (i) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Parent and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

                  (j) Employment Agreements. Parent shall be satisfied that each of the employment agreements listed on Exhibit 7.2(j) shall have been amended in a manner consistent with the terms set forth on Exhibit 7.2(j) and there shall have been no other modifications or amendments to such employment agreements.

                  (k)      MOSI Agreement. Each of the individuals listed on
Schedule 6.13 shall have entered into the MOSI Agreement and the MOSI Agreement shall be in full force and effect at the Effective Time.

                  (l) Dissenting Shares. On the Closing Date, Dissenting Shares shall not aggregate more than 2.5% of the outstanding shares of Company Common Stock.

         7.3 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

                  (a) Accuracy of Representations and Warranties. All representations and warranties of Parent contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date, as though made on and as of the Closing Date.

                  (b) Performance of Agreements. Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  (c) Officers' Certificates. Parent shall have delivered to the Company a certificate dated the Closing Date, signed by an officer of Parent certifying as to the fulfillment of the conditions specified in the second sentence of Section 7.1(a) and Sections 7.1(d), 7.3(a) and 7.3(b).

                                  ARTICLE VIII

                                  TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent if the Boards of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors.

         8.2 Termination by Either Parent or the Company. This Agreement may be terminated (upon notice from the terminating parties to the other parties) and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if (i) the Merger shall not have been consummated by January 15, 2003, whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement proximately contributed to the failure of the Merger to be consummated by the Termination Date, and provided, further, that in the event that the failure of the Merger to occur on or before January 15, 2003 is the result of the failure of the conditions set forth in Sections 7.1(a), 7.1(b), 7.1(c) or 7.2(g) to be satisfied or waived prior to January 15, 2003, either Parent or the Company may extend such date to February 15, 2003 (so long as the party extending such date believes in good faith that such conditions are capable of being satisfied by such date), (ii) the approval of (A) the Merger Proposal by the stockholders of the Company shall not have been obtained at the Company Special Meeting or at any duly held adjournment or postponement thereof, or (B) the Issuance by the stockholders of Parent shall not have been obtained at the Parent Special Meeting or any duly held adjournment or postponement thereof, provided, that the right to terminate pursuant to this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement proximately contributed to the failure to obtain such approval of the stockholders, or (iii) any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company).

         8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the Company Board:

                  (a) if (i) the Company is not in breach of Section 6.5 or in material breach of any of the other terms of this Agreement, (ii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is no less favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal, (iv) the Company pays to Parent in immediately available funds the Termination Fee, and (v) the Company issues to Parent the warrants described in Section 6.11. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

                  (b) if Parent or Merger Sub breach or fail in any material respect to perform or comply with any of their covenants and agreements contained herein or breach any of their representations and warranties, in each case that is not curable, such that the conditions set forth in Sections 7.3(a) or 7.3(b) cannot be satisfied; or

                  (c) if the Class A Parent Stock Value shall be less than $0.80 and the Company shall have provided written notice to Parent no later than 5:00 p.m. (New York City time) on the second business day preceding the Closing Date of its election (which shall be irrevocable) to terminate this Agreement; provided, however, that such termination shall not be effective, and the Closing shall proceed as scheduled, if Parent notifies the Company in writing no later than 5:00 p.m. (New York City time) on the last business day immediately preceding the Closing Date of its election (which election Parent may make, or decline to make, in its sole and absolute discretion) to increase the Exchange Ratio to equal the quotient (rounded, if necessary, to the nearest one hundred thousandth) obtained by dividing $0.584 by the Class A Parent Stock Value.

         8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by the stockholders of the Company and Parent referred to in Section 7.1(a), by Parent if (a) the Company Board shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within three business days after a written request by Parent to do so, (b) the Company breaches or fails in any material respect to perform or comply with any of its covenants or agreements contained herein (including any failure to perform its obligations under Sections 3.1 and 3.2), or breaches any of its representations and warranties, in each case that is not curable, such that the conditions set forth in 7.2(a) or 7.2(b) cannot be satisfied, or (c) the Company or any of the other Persons described in Section 6.5 as Subsidiaries, Affiliates, officers, directors, employees, representatives or agents of the Company shall take any of the actions that would be proscribed by
Section 6.5 but for the provisos contained in Section 6.5(a) allowing certain actions to be taken pursuant to clause (A) or (B) of the provisos under the conditions set forth therein.

         8.5      Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 6.6, Section 6.11, this Section 8.5 and Article IX each of which shall survive the termination of this Agreement) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein,
(i) no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement, and
(ii) notwithstanding the terms of Section 6.6, in the event this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii)(A), the Company shall reimburse Parent for all of its costs and expenses (including legal, consulting and accounting fees and disbursements and the costs and expenses incurred in connection with printing and mailing the Parent Proxy Statement (and any amendment or supplement thereto), the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act) incurred by Parent in connection with this Agreement (the "Parent Expenses"); provided, the Company shall not be required to reimburse Parent for any such Parent Expenses exceeding $1,500,000. The Company shall promptly, but in no event later than two days after the date it receives notice from Parent setting forth the amount of such costs and expenses, pay such amount by wire transfer of same day funds to an account designated by Parent. The Company acknowledges that the agreements contained in this Section 8.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(a), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the Parent Expenses set forth in this paragraph (a), the Company shall pay to Parent, in addition to the Parent Expenses, the reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Parent Expenses at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (b) In the event that (x) an Alternative Proposal shall have been made to the Company or its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(i) or 8.2(ii)(A) or (y) this Agreement is terminated (i) by the Company pursuant to
Section 8.3(a), or (ii) by Parent pursuant to Section 8.4, then the Company shall promptly but in no event later than two days after the date of such termination, pay Parent a termination fee of $5,000,000 in cash (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent; provided, however, that no Termination Fee shall be payable to Parent under clause (x) of this paragraph (b) unless at any time within 18 months following such termination of this Agreement, a transaction that if proposed prior to termination would have constituted an Alternative Proposal is consummated, or the Company enters into a definitive agreement with another Person (other than Parent) for such a transaction, in which case such Termination Fee shall be payable within two days of the consummation of such transaction or entering into such definitive agreement, as the case may be. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the Termination Fee set forth in this paragraph (b), the Company shall pay to Parent, in addition to the Termination Fee, the reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1 No Waiver or Survival of Representations, Warranties, Covenants and Agreements. The respective representations and warranties of Parent, Merger Sub and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any knowledge of any party (including any employee of any party) for whose benefit such representations and warranties are made. All representations and warranties made by each of the parties herein shall expire at the Effective Time and shall thereafter be of no further force or effect. The respective covenants and agreements of the parties contained herein which are to be performed after the Closing shall survive the Effective Time and shall only terminate in accordance their respective terms.

         9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

                  (a)      If to Parent or Merger Sub:

                           OpenTV Corp.
                           401 East Middlefield Road
                           Mountain View, California  94043
                           Attention:  James Ackerman
                           Facsimile:  (650) 237-0821

                           with a copy to:

                           Liberty Broadband Interactive Television, Inc. 2431 East 61st Street, Suite 800
                           Tulsa, Oklahoma  74135
                           Attention: Peter C. Boylan III
                           Facsimile: (918) 743-2301

                           with an additional copy to:

                           Baker Botts L.L.P.
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention: Lee D. Charles, Esq.
                           Facsimile: (212) 408-2501

                  (b)      If to the Company:

                           ACTV, Inc.
                           233 Park Avenue South, 10th Floor
                           New York, New York  10003-1601
                           Attention: David Reese
                                      Day L. Patterson, Esq.
                           Facsimile: (212) 497-7043

                           with a copy to:

                           Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 East 52nd Street, 9th Floor
                           New York, New York  10022
                           Attention: Jay M. Kaplowitz, Esq.
                           Facsimile: (212) 980-5192

or to such other Person or address as any party shall specify by notice in writing to the other party. Any such notice shall be deemed to have been given
(a) upon actual delivery, if delivered by hand, (b) on the third (3rd) business day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (c) upon sending such notice, if sent via facsimile, with confirmation of receipt, except that any notice of change of address shall be effective only upon actual receipt thereof.

         9.3 Entire Agreement. This Agreement (including the Schedules, Annexes, Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

         9.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for the provisions of
Section 6.10 (which may be enforced by the Indemnified Parties), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5 Amendment. This Agreement may be amended by action of all the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         9.6 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by each such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

         9.7 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         9.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.9      Governing Law and Venue; Waiver of Jury Trial.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9

         9.10 Joint Participation in Drafting this Agreement. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

         9.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal courts of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


                                             OPENTV CORP.

                                             By: /s/ Peter C. Boylan
                                                --------------------------------
                                                Name:  Peter C. Boylan
                                                Title: Chairman

                                             ACTV MERGER SUB, INC.

                                             By: /s/ Peter C. Boylan
                                                --------------------------------
                                                Name:  Peter C. Boylan
                                                Title:

                                             ACTV, INC.

                                             By: /s/ David Reese
                                                --------------------------------
                                                Name:  David Reese
                                                Title: Chief Executive Officer